UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COUNTY BANCORP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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COUNTY BANCORP, INC.

2400 South 44th Street

Manitowoc, Wisconsin 54221

(920) 686-9998

April 5, 2021

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of County Bancorp, Inc., scheduled for 2:00 p.m., central time, on Tuesday, May 18, 2021. Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and shareholders, this year’s Annual Meeting will be a completely virtual meeting, which will be conducted solely online via live webcast. You will be able to attend the Annual Meeting, vote your shares electronically, and submit your questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/ICBK2021. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (“Notice”) or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. There is no physical location for the Annual Meeting.

We are taking advantage of the Securities and Exchange Commission rules allowing companies to provide their shareholders with access to proxy materials over the Internet. On or about April 5, 2021, we began mailing the Notice to our shareholders informing them that our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, along with voting instructions, are available online. As more fully described in the Notice, shareholders may choose to access our proxy materials on the Internet or may request to receive paper copies of the proxy materials. This allows us to conserve natural resources and reduces the cost of printing and distributing the proxy materials, while providing our shareholders with access to the proxy materials in a fast, easily accessible and efficient manner.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting of Shareholders and Proxy Statement.

If you have any questions or require assistance, please contact Mark A. Miller at (920) 686-5692.

Sincerely,

Andrew J. Steimle Chairman of the Board County Bancorp, Inc.

COUNTY BANCORP, INC.

2400 South 44th Street

Manitowoc, Wisconsin 54221

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MAY 18, 2021

2:00 P.M.

Virtual Location:

You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/ICBK2021, where you will be able to attend online, vote your shares electronically, and submit your questions prior to and during the meeting. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting.

Items of Business:

1.	The election of four Class I directors to serve on our Board of Directors until the 2024 annual meeting of shareholders, or until their successors are elected and have qualified.

2.	To approve, on a non-binding, advisory basis, the compensation of our named executive officers, as described in the accompanying Proxy Statement, which is referred to as a “say-on-pay” proposal.

3.	To approve, on a non-binding, advisory basis, the frequency with which shareholders will vote on future say-on-pay proposals.

4.	To approve the County Bancorp, Inc. 2021 Long-Term Incentive Plan.

5.	The ratification of the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for County Bancorp, Inc. for the fiscal year ending December 31, 2021.

6.	Such other business as may properly come before the meeting and all adjournments or postponements thereof.

Who May Vote:

You may vote if you were a shareholder of record on March 22, 2021.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 18, 2021:

The Proxy Statement and our Annual Report on Form 10-K are available online at www.proxyvote.com.

YOU CAN VOTE BY INTERNET AT WWW.PROXYVOTE.COM.

YOU CAN ALSO VOTE BY TELEPHONE AT 1-800-690-6903 IF YOU REQUEST PRINTED COPIES OF THE PROXY MATERIALS.

YOUR VOTE IS IMPORTANT.

You are urged to vote by Internet or, if you request printed copies of the proxy materials, by telephone or by signing, dating and returning your proxy, so that your shares may be voted in accordance with your wishes and so that the presence of a quorum at the meeting may be assured. The prompt return of your signed proxy or your prompt vote by using the Internet or the telephone, regardless of the number of shares you hold, will aid County Bancorp, Inc. in reducing the expense of additional proxy solicitation. The giving of your proxy does not affect your right to vote by Internet during the meeting if you attend the virtual meeting.

Mark A. Miller Secretary County Bancorp, Inc.

Manitowoc, Wisconsin

April 5, 2021

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

OF

COUNTY BANCORP, INC.

TO BE HELD ON MAY 18, 2021

GENERAL INFORMATION

Purpose

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of County Bancorp, Inc., a Wisconsin corporation (“County”), to be voted at the Annual Meeting of Shareholders to be held at 2:00 p.m., central time, on Tuesday, May 18, 2021 (the “Annual Meeting”), via live webcast in a virtual online meeting format by visiting www.virtualshareholdermeeting.com/ICBK2021, and at any and all adjournments or postponements of the Annual Meeting. You will need to have your 16-digit control number included on your Notice of Internet Availability of Proxy Materials (“Notice”) or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. The cost of solicitation of proxies will be borne by County. In addition to solicitation by mail, some of County’s directors, officers and employees may, without extra compensation, solicit proxies by telephone, e-mail or in person. This Proxy Statement is first being delivered to County’s shareholders on or about April 5, 2021.

All references to “County,” the “Company,” “we” or “our” refer to County Bancorp, Inc., unless the context requires otherwise. County is the sole shareholder of Investors Community Bank (the “Bank”).

Internet Availability of Proxy Materials

The Securities and Exchange Commission (the “SEC”) rules allow us to make our Proxy Statement and other annual meeting materials available to you on the Internet. On or about April 5, 2021, we began mailing the Notice to our shareholders of record on March 22, 2021, advising them that this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2020, along with voting instructions, may be accessed over the Internet at www.proxyvote.com. Our shareholders may then access these materials and vote their shares over the Internet, or request that a printed copy of the proxy materials be sent to them. If you want to receive a paper copy or e-mailed copy of these materials, you must make the request by following the instructions contained in the Notice. There is no charge to you for requesting a paper copy or e-mailed copy. If you would like to receive a paper copy of the proxy materials, please make your request on or before May 4, 2021, in order to facilitate timely delivery.

Important Information About the Virtual Annual Meeting and Voting

Why we are holding a virtual meeting instead of a physical meeting

Due to the ongoing public health impact of the COVID-19 pandemic and to support the health and well-being of our employees and shareholders, our Board determined that it would be in the best interests of our shareholders for the Company to hold the Annual Meeting virtually rather than in person. We believe that hosting a virtual meeting will enable more of our shareholders to attend the meeting because it will limit contact with other individuals in light of COVID-19 concerns and it will allow our shareholders to participate from any location around the world with Internet access.

How to attend the Annual Meeting

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by live webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of record as of the record date for the Annual Meeting, March 22, 2021, or if you hold a valid proxy for the Annual Meeting. There is no physical location for the Annual Meeting. You will be able to attend the Annual Meeting online, vote and submit your questions prior to and during the meeting by visiting www.virtualshareholdermeeting.com/ICBK2021. You will need to have your 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. If you are a beneficial owner and a broker or other fiduciary is the record holder (which is usually referred to as “street name” ownership), you should follow the instructions for attending the Annual Meeting provided by your broker or other fiduciary. If you do not comply with the procedures outlined above, you will not be admitted to the virtual Annual Meeting.

Online check-in will start fifteen minutes before the meeting, which will begin promptly at 2:00 p.m., central time, on May 18, 2021. The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting. Technical support will be available for shareholders who experience technical difficulties accessing the virtual Annual Meeting.

How to vote your shares and participate at the Annual Meeting

Shareholders may participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/ICBK2021. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice or on your proxy card (if you received a printed copy of the proxy materials). Shares held in your name as the shareholder of record may be voted electronically during the Annual Meeting. If you would like to vote during the Annual Meeting, click on the “Voting” button at the bottom of your screen before the polls close for voting on any of the items being voted on at the Annual Meeting.

Shares held in the name of a broker or other fiduciary (i.e., in street name) also may be voted electronically during the Annual Meeting by following the instructions provided by your broker or other fiduciary. However, even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance so that your vote will be counted if you later decide not to attend the Annual Meeting.

How to vote your shares without attending the Annual Meeting

To vote your shares without attending the Annual Meeting, please follow the instructions for Internet voting on the Notice. If you request printed copies of the proxy materials by mail, you may also vote by telephone or by signing, dating and submitting your proxy card and returning it by mail. If you are a beneficial owner and a broker or other fiduciary is the record holder (i.e., in street name), then you received access to these proxy materials from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. This way your shares will be represented whether or not you are able to attend the meeting.

How to ask questions at the Annual Meeting

In order to submit a question at the Annual Meeting, you will need to log in to the meeting using your 16-digit control number included on your Notice or your proxy card (if you received a printed copy of the proxy materials). If you would like to ask a question prior to or during the meeting, click on the “Q&A” button at the bottom of your screen, type in your question in the field labeled “Submit a question”, and click “Submit”. We encourage you to submit any questions as soon as possible to ensure your question is received.

Who Can Vote

The Board has fixed the close of business on March 22, 2021, as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting. Each share of County’s common stock, par value $0.01 per share (“Common Stock”), is entitled to one vote on each matter to be voted on at the Annual Meeting. No other class of securities will be entitled to vote at the Annual Meeting.

Quorum and Shares Outstanding

The presence, in person by attendance at the virtual meeting or by proxy, of a majority of the votes entitled to be cast by shares entitled to vote at the Annual Meeting is required to constitute a quorum for the transaction of business at the Annual Meeting. The securities of County entitled to be voted at the Annual Meeting consist of shares of its Common Stock, of which 6,100,488 shares were issued and outstanding at the close of business on the Record Date. Therefore, at least 3,050,245 shares need to be present, in person by attendance at the virtual meeting or by proxy, at the Annual Meeting. Virtual attendance at the Annual Meeting constitutes presence “in person” for purposes of determining a quorum at the Annual Meeting.

Matters to be Voted on at the Meeting

You are being asked to vote on: (i) the election of four Class I directors of County for a term expiring in 2024; (ii) the approval, on a non-binding, advisory basis, of the compensation of our named executive officers (referred to as a “say-on-pay” proposal); (iii) the approval, on a non-binding, advisory basis, of the frequency with which shareholders will vote on future say-on-pay proposals; (iv) the approval of the County Bancorp, Inc. 2021 Long-Tern Incentive Plan (the “2021 Plan”); (v) the ratification of the appointment of Plante & Moran, PLLC (“Plante”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and (vi) such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof. These matters are more fully described in this Proxy Statement.

Required Votes

You are entitled to cast one vote for each share of Common Stock you owned on the Record Date. The number of affirmative votes required to approve each of the proposals to be considered at the Annual Meeting is as follows:

Proposal 1 – Election of Directors

Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election at the Annual Meeting. The four nominees for Class I directors receiving the largest number of affirmative votes cast at the Annual Meeting will be elected as Class I directors. You may vote “for” or “withhold authority to vote for” each nominee.

Proposal 2 – Non-Binding, Advisory Approval of Compensation of Named Executive Officers

The approval of the say-on-pay proposal requires the votes cast for the proposal to exceed the votes cast against the proposal. You may vote “for,” “against” or “abstain” on this proposal. While this say-on-pay vote is required, as provided in Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), it is not binding on the Compensation Committee or our Board of Directors and may not be construed as overruling any decision by the Compensation Committee or our Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

Proposal 3 – Non-Binding, Advisory Approval of Frequency of Shareholder Votes on Say-on-Pay Proposals

The frequency with which future say-on-pay votes will be held will be decided by a plurality, with the frequency receiving the most votes being considered the choice of shareholders. You may vote for every “1 Year,” 2 years,” “3 years” or “abstain” on this proposal. While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or Board of Directors and may not be construed as overruling any decision by the Compensation Committee or the Board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

Proposal 4 – Approval of the 2021 Plan

The approval of the 2021 Plan requires the votes cast for the proposal to exceed the votes cast against the proposal. You may vote “for”, “against” or “abstain” on this proposal.

Proposal 5 – Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Plante as County’s independent registered public accounting firm for the fiscal year ending December 31, 2021, requires the votes cast for the proposal to exceed the votes cast against the proposal. You may vote “for,” “against” or “abstain” on this proposal.

Other Proposals

The approval of any other matters to properly come before the Annual Meeting requires the votes cast for the proposal to exceed the votes cast against such proposal.

If you vote pursuant to the instructions set forth in the Notice and herein, you appoint the proxy holders as your representatives at the Annual Meeting. The proxy holders will vote your shares as you have instructed, thereby ensuring that your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we ask that you instruct the proxies how to vote your shares in advance of the Annual Meeting just in case your plans change and you are unable to attend the Annual Meeting. If you have voted over the Internet or by telephone or signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified in this Proxy Statement, the proxy holders will vote your shares, pursuant to your proxy, in accordance with their judgment.

Abstentions and Broker Non-Votes

Abstentions will be treated as shares that are present and entitled to be cast for purposes of determining the presence of a quorum, but as not cast for purposes of determining the approval of any matter submitted to shareholders for a vote. Therefore, abstentions will not affect the outcome of any of the proposals considered at the Annual Meeting.

Broker non-votes will count for purposes of determining whether or not a quorum is present since a routine matter (the ratification of the appointment of our independent registered public accounting firm) is on the proxy ballot. However, broker non-votes will not be counted as votes cast and therefore will not have an effect on any of the proposals considered at the Annual Meeting.

Please note that the election of directors, the say-on-pay proposal, the proposal regarding the frequency of future say-on-pay proposals and the approval of the 2021 Plan are all considered to be non-routine matters. As a result, if your shares are held by a broker or other fiduciary, it cannot vote your shares on these matters unless it has received voting instructions from you.

How You Can Vote

Shareholders are urged to vote as promptly as possible by Internet or, if you request printed copies of the proxy materials, by telephone or by signing, dating, and returning your proxy card in the envelope provided. If no specification is made, the shares will be voted “FOR” the election of the Board’s nominees for director, “FOR” the say-on-pay proposal, for the every “1 YEAR” option relating to the frequency of future say-on-pay proposals, “FOR” the approval of the 2021 Plan and “FOR” the ratification of the appointment of Plante as County’s independent registered public accounting firm for 2021.

VOTE BY INTERNET — www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. eastern time on May 17, 2021. Have your Notice or proxy card, if you requested paper copies of the proxy materials, and the proxy materials in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. You will be required to enter the unique control number imprinted on your Notice or proxy card to vote online.

The Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions, and to confirm that shareholders’ instructions have been recorded properly. You should be aware that there might be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies. If you vote by Internet, please do not mail your proxy card.

VOTE BY TELEPHONE — 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. eastern time on May 17, 2021, if you requested paper copies of the proxy materials. Have your proxy card and the proxy materials in hand when you call and then follow the instructions. If you vote by telephone, please do not mail your proxy card.

VOTE BY MAIL — Complete, sign, date and return your proxy card by mail in the envelope provided, if you requested paper copies of the proxy materials.

VOTE ONLINE DURING THE ANNUAL MEETING – You may also vote online during your attendance at the virtual Annual Meeting by using your 16-digit control number to vote.

If you are a beneficial owner and a broker or other fiduciary is the record holder (i.e., in street name), then you received access to these proxy materials from the record holder of the shares that you beneficially own. The record holder should have given you instructions for directing how the record holder should vote your shares. It will then be the record holder’s responsibility to vote your shares for you in the manner you direct. Please note, however, that if your shares are held in the name of a broker or other fiduciary (i.e., in street name), you will need to follow the instructions provided by your broker or other fiduciary to vote your shares electronically during the virtual Annual Meeting.

Shares Held in the Name of a Broker

Under the rules of various national and regional securities exchanges, brokers and other fiduciaries that hold securities on behalf of beneficial owners generally may vote on routine matters even if they have not received voting instructions from the beneficial owners for whom they hold securities, but are not permitted to vote on non-routine matters unless they have received such voting instructions. The ratification of the appointment of the Company’s independent registered public accounting firm is considered to be a routine matter, and the election of directors, the say-on-pay proposal, the frequency of future say-on-pay proposals and the approval of the 2021 Plan are considered to be non-routine matters. Thus, if you do not provide instructions to your broker as to how it should vote the shares beneficially owned by you, your broker will be able to vote on the ratification of the appointment of Plante as our independent registered public accounting firm, but generally will not be permitted to vote on any of the other matters described in this Proxy Statement.

We therefore encourage you to provide directions to your broker as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures.

Multiple Notices

If you received multiple Notices, it means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. To vote all of your shares by proxy, please follow the separate voting instructions that you received for the shares of Common Stock held in each of your different accounts.

Revocation of Proxy

Proxies may be revoked at any time prior to the time they are exercised by: (i) filing with the Secretary of County a written revocation; (ii) delivering a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting via the Internet and voting online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

The Secretary of County is Mark A. Miller, 2400 South 44th Street, P.O. Box 700, Manitowoc, Wisconsin 54221-0700.

If you hold your shares in the name of your broker or other fiduciary and desire to revoke your proxy, you will need to contact your broker or other fiduciary to revoke your proxy.

Nominees Unable to Stand for Re-election

If a nominee for election as a Class I director is unable to stand for re-election, the Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than four nominees. We have no reason to believe any nominee will be unable to stand for re-election.

Results of the Meeting

If available, we will announce voting results at the meeting. The voting results also will be disclosed in a Form 8-K that we expect to file within four business days after the meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Company’s Third Amended and Restated Bylaws (the “Bylaws”) provide that the Board is to be divided into three classes serving staggered three-year terms. In addition, the Bylaws provide that upon a director reaching the age of seventy-two (72), such director must, prior to the date of the next annual meeting of shareholders, tender his or her resignation from the Board of Directors, which resignation shall be effective no later than the date of the next annual meeting of shareholders.

Edson P. Foster, Jr. and Kathi P. Seifert are required to tender their resignations from the Board, effective on the date of the Annual Meeting, in compliance with the Board’s mandatory retirement age set forth in the Bylaws. The Company appreciates the service of Mr. Foster and Ms. Seifert to the Company. The Board expects to decrease the size of the Board to eleven directors effective on the date of the Annual Meeting as a result of Mr. Foster’s and Ms. Seifert’s retirements.

The Board has nominated four individuals, William C. Censky, Wayne D. Mueller, Vicki L. Tandeski and Gary J. Ziegelbauer, each of whom are incumbent directors, to stand for election at the Annual Meeting as Class I directors. If elected, each nominee for Class I director would serve until the 2024 annual meeting of shareholders and until his or her successor is duly elected and qualified or until their earlier resignation, retirement, removal from office, death or incapacitation. Unless otherwise directed, proxies will be voted “FOR” the election of each of the four Class I director nominees. If any of the nominees declines or is unable to act, which management does not anticipate, proxies will be voted with discretionary authority for a substitute nominee to be designated by the Board of Directors.

Following is information regarding the Company’s directors. Unless otherwise noted, each of the directors has been employed in their principal occupation with the same organization for at least the last five years. No director or executive officer is related to any other director or executive officer of the Company or the Bank by blood, marriage, or adoption, with the exception of Mark Binversie and Gary Ziegelbauer, who are first cousins. There are no arrangements or understandings between a director or executive officer and any other person pursuant to which such person was selected as a director or executive officer, except that Robert E. Matzke was appointed as a director in connection with County’s acquisition of Fox River Valley Bancorp, Inc. (“Fox River Valley”), which was completed in May 2016.

Name	Age	Business Experience During Last Five Years	Director Since
NOMINEES

Class I Nominees (Terms expire in 2024)

William C. Censky	70	Mr. Censky is one of our founders and served as Chairman of the Board of the Company from County’s inception in May 1996 through July 2020. He served as Executive Chairman of the Bank from 1997 through 2016 and served as Chairman of the Bank from 2016 through July 2020. Mr. Censky previously served as President of County from 1997 to September 2014 and as Chief Executive Officer of the Bank from 1997 to November 2013. The Board considers Mr. Censky to be qualified to serve as a director of the Company due to his experience as an accomplished bank executive and leader with over 30 years of bank management experience including in his roles as a bank chief executive officer, a founding chairman of a successful de novo bank, an organizing board member for two additional de novo banks, and the chief financial and operations officer of an independent state charted bank. Mr. Censky holds a B.B.A. degree in finance and an M.B.A with concentrations in accounting and finance from the University of Wisconsin—Oshkosh.	1996

Name	Age	Business Experience During Last Five Years	Director Since
Wayne D. Mueller	67	Mr. Mueller is one of our founders and, between May 2014 and September 2020, served as a part-time employee of County to assist with special assignments. Mr. Mueller previously served as Senior Lender and Executive Vice President of agricultural lending as well as a lender of the Bank since 1997. Mr. Mueller also served as a member and chair of the Wisconsin Agricultural Bankers Section of the Wisconsin Bankers Association. The Board considers Mr. Mueller to be qualified to serve as a director of the Company due to his operating, management and leadership experience within County and in the banking industry more generally. Mr. Mueller holds a degree in marketing from Moraine Park Technical College.	1996

Vicki L. Tandeski	55	Ms. Tandeski is the chief information officer at Ariens Co., Inc. in Brillion, Wisconsin, a manufacturer of outdoor power equipment, where she directs a team of more than 25 staff members to support more than 1200 users spread across the United States and Europe. Prior to working at Ariens, she was the vice president of information services and chief information officer at Krueger International in Green Bay, Wisconsin, a contract furniture company, as well as manager of information services at that company. She also worked as a programmer-analyst, senior programmer analyst and system analyst at CUNA Mutual Insurance Group in Madison, Wisconsin. The Board considers Ms. Tandeski to be qualified to serve as a director of the Company due to her extensive experience in the information technology industry. She holds a Masters of Business Administration: Business Administration from Edgewood College in Madison and a Bachelor of Business Administration: MIS/Administrative Management from the University of Wisconsin—Oshkosh.	2018

Gary J. Ziegelbauer	68	Mr. Ziegelbauer has been the president of Triangle Distributing Co., a Wisconsin beer distributor, since June 1972. Over the years, Mr. Ziegelbauer has served on several nonprofit boards in his community. Presently he is serving on the New Community Shelter Board, the St. Mary’s Saint Vincent Foundation Board, My Brother’s Keeper Board, and the Bond Foundation Board in Oconto County. The Board considers Mr. Ziegelbauer to be qualified to serve as a director of the Company due to his significant business experience, as well as longstanding business and personal relationships throughout Wisconsin. Mr. Ziegelbauer attended the University of Wisconsin—Whitewater and the University of Wisconsin—Green Bay.	1996

Name	Age	Business Experience During Last Five Years	Director Since
CONTINUING DIRECTORS

Class II Directors (Terms expire in 2022)

Mark R. Binversie	61	Mr. Binversie is one of our founders and has served as President of the Bank since March 1997. Prior to joining the Company, Mr. Binversie oversaw the agricultural department for Firstar Bank Manitowoc for 16 years. Mr. Binversie previously owned and operated Heartland Dairy, LLC, a dairy farm, for 15 years. His agricultural lending expertise has led to his involvement in redesigning the Farm Service Agency’s Guaranteed Loan Program and his assistance in the Wisconsin Housing Economic Development Authority’s Credit Relief Outreach Program for Wisconsin’s farmers. Mr. Binversie also served as president and chairman of the Agriculture Bankers Section of the Wisconsin Bankers Association. The Board considers Mr. Binversie to be qualified to serve as a director of the Company due to his operating, management and leadership experience within County and in the banking industry more generally, as well as his experience in the dairy farm sector. Mr. Binversie holds a Bachelor’s degree in Agri-Business and Economics from the University of Wisconsin—Platteville.	1996

Robert E. Matzke	70	Mr. Matzke has been an independent financial advisor for more than 30 years and currently serves as the owner of Financial Services of Northeast Wisconsin, Inc. a registered investment advisory firm located in Hortonville, Wisconsin. He is one of the original shareholders and board members for Fox River Valley and The Business Bank, having served on the bank’s loan committee since inception. He also previously worked on a family dairy farm. The Board considers Mr. Matzke to be qualified to serve as a director of the Company due to his experience as an entrepreneur with extensive experience in the finance and banking areas, as well as his agricultural experience. Mr. Matzke holds a Bachelor’s degree in business management from the University of Wisconsin—Oshkosh.	2016

Patrick J. Roe	63	Mr. Roe is retired and previously served as the president of First Community Financial Partners, Inc., a publicly traded bank holding company, from March 2011 until July 2017, served as its chief operating officer from 2013 until July 2017, served as its chief executive officer from March 2011 to 2013, and served as one of its directors from 2011 until July 2017. Mr. Roe also served as the president and a director of First Community Financial Bank, a subsidiary of First Community Financial Partners, Inc., from 2013 until November 2017 and served as its chief operating officer until November 2017. Prior to joining First Community Financial Partners, Inc. and First Community Financial Bank, Mr. Roe served as chief executive officer and president of First Community Bank of Homer Glen & Lockport. He also was in banking for 9 years before joining Heritage Bank in 1984, where he served as president and a director. The Board considers Mr. Roe to be qualified to serve as a director of the Company due to his extensive experience in executive officer and director positions with other community banks.	2019

Name	Age	Business Experience During Last Five Years	Director Since
Class III Directors (Terms expire in 2023)

Timothy J. Schneider	55	Mr. Schneider is one of our founders and has served as President of County since September 2014 and as Chief Executive Officer of the Bank since November 2013. Mr. Schneider previously served as Vice President of the Company from 1996 to September 2014, Secretary of the Company from 1996 to 2014, and Chief Operating Officer and commercial and agricultural lender of the Bank from 1997 to 2013. The Board considers Mr. Schneider to be qualified to serve as a director of the Company due to his experience in the banking profession for over 30 years, during which time he has gained expertise in agricultural and commercial banking as a commercial and agricultural lender. Mr. Schneider holds a Bachelor’s Degree of Business in management and economics from the University of Wisconsin—River Falls, and a degree from the Graduate School of Banking of the University of Wisconsin—Madison.	1996

Lynn D. Davis, Ph.D.	65	Dr. Davis serves as president and a consulting dairy nutritionist for Nutrition Professionals, Inc., a dairy nutrition and management consulting firm of which he was a founding partner in 1983. Additionally, he is a co-founder, shareholder and board member of Breeze Dairy Group, LLC, which owns three large dairy farms, Quality Roasting, Inc., a soybean processing facility, and The Heifer Authority, LLC, a dairy heifer development lot. The Board considers Dr. Davis to be qualified to serve as a director of the Company due to his extensive knowledge of the dairy industry by virtue of his experience as a consultant to dairy farms and as an owner of dairy farms. Dr. Davis holds a B.S. in Animal Science from the University of Wisconsin—River Falls and an M.S. and Ph.D. in Nutritional Physiology from Iowa State University.	2014

Andrew J. Steimle	51	Mr. Steimle, who has served as Chairman of the Company and the Bank since July 2020, is a business and real estate attorney practicing in Wisconsin since 1995, and is a founding partner of Steimle Birschbach LLC, a boutique law firm founded in June 2009 concentrating in business, real estate and estate planning. Mr. Steimle chairs the firm’s business and real estate practice groups. The Board considers Mr. Steimle to be qualified to serve as a director of the Company due to his representation of closely held businesses throughout Wisconsin, which gives him insight and familiarity with issues that are important to our individual customers. Mr. Steimle holds a B.B.A degree in finance from the University of Wisconsin—Milwaukee and a juris doctorate degree from Marquette University Law School.	2008

Name	Age	Business Experience During Last Five Years	Director Since
Jacob B. Eisen	37	Mr. Eisen has served since 2017 in numerous executive and oversight roles for ConnexPay. He is currently an executive vice president and board member, and previously served as the company’s chief operating officer. ConnexPay is an innovative business-to-business payments company which is venture-capital backed. Earlier in his career, Mr. Eisen served as head of the financial services practice for Maxim Group, a FINRA-registered investment bank with more than $3 billion in assets under management, and as managing director, head of capital markets for Ambassador Financial Group (now part of PNC Capital Markets). During Mr. Eisen’s tenure, Ambassador was a FINRA-registered broker-dealer specialized in community and regional banks. Mr. Eisen is an Eagle Scout and Lifetime Member of the National Eagle Scout Association. The Board considers Mr. Eisen to be qualified to serve as a director of the Company due to his experience as a financial services industry investment banker, advising publicly traded entities, including commercial banks, thrifts, and financial technology, payments, and specialty finance companies. Mr. Eisen holds a B.A. from DePaul University in Chicago.	2019

In addition, the business experience of each of our executive officers not otherwise discussed above is as follows:

Name	Age	Position
Glen L. Stiteley	50	Mr. Stiteley serves as Treasurer and the Chief Financial Officer of the Company and Executive Vice President—Treasurer and Chief Financial Officer of the Bank, positions he has held since August 2017. He is a Certified Public Accountant, and previously served as the executive vice president and chief financial officer of First Community Financial Partners, Inc., a publicly traded bank holding company, from 2005 to 2017. Prior to joining First Community Financial Partners, Inc., Mr. Stiteley was a practice leader for the Chicago-based community bank practice of McGladrey & Pullen, LLP and was with the firm from 1995 to 2005. Mr. Stiteley holds a Bachelor’s degree in Accounting from Eastern Michigan University.

David A. Coggins	67	Mr. Coggins serves as Executive Vice President and Chief Banking Officer of the Bank, a position he has held since November 2015. Prior to serving in that role, he served as Executive Vice President of agricultural banking from August 2009 to November 2015. Mr. Coggins has over 40 years of financial and banking experience with over 35 years of prior experience in lending supervision and executive management in both agricultural and commercial lending institutions. Mr. Coggins holds a Bachelor’s degree in Animal Science from the University of Wisconsin—River Falls.

Mark A. Miller	64	Mr. Miller has been the Secretary of the Company since March 2014, Executive Vice President and Chief Risk Officer of the Bank since January 2014 and General Counsel for the Bank since 2011. Mr. Miller first joined the Bank in 2010 in a role relating to special projects at the Bank. Mr. Miller was the chief executive officer and a shareholder of Whyte Hirschboeck Dudek S.C., a full-service law firm in Milwaukee, Wisconsin, from 2001 to 2009 and from 1994 to 2009, respectively. Mr. Miller was also president of Miller Implement Company, a farm equipment dealership, from 1992 to 2008. Mr. Miller holds an

		A.B. degree in History from the University of Chicago and a juris doctorate degree from Marquette University Law School.

John R. Fillingim	58	Mr. Fillingim serves as Executive Vice President and Chief Credit Officer of the Bank, a position he has held since June 2018. Mr. Fillingim, a Florida native, joined the Bank with more than 30 years of experience in commercial and agricultural banking. Before joining the Bank, he most recently served as executive vice president – senior credit officer at Synovus Bank, overseeing divisions in Florida and Georgia. He has also held positions in Commercial Banking and Special Assets Management at M&I Bank/BMO Harris, was market president and commercial team leader at NationsBank/Bank of America, and was senior vice president and area manager at Farm Credit, Florida. He has volunteered his time with various organizations including serving on the University of Florida, College of Agriculture Alumni Board, and is a former board member of the Tampa Bay Sports Commission and the Downtown Tampa Partnership. Mr. Fillingim holds a Bachelor of Science degree in food and resource economics from the University of Florida.

Matthew R. Lemke	41	Mr. Lemke serves as Executive Vice President–Chief Retail and Deposit Officer at the Bank, a position he has held since January 1, 2021. He has worked for the Bank since 2016. Prior to joining the Bank, he spent more than 15 years in the banking and financial services industry, holding positions in a variety of business lines including retail, wealth, lending, treasury management and leadership. Mr. Lemke holds a B.B.A. in Finance and Economics from the University of Wisconsin—Oshkosh and has attended both University of Wisconsin—Madison’s Graduate School of Banking and the Schneider School of Business Center for Exceptional Leadership at St. Norbert College. He is actively involved in the community, participating with organizations such as Junior Achievement and the Fox Cities Chamber of Commerce.

Director Compensation

In 2020, all non-employee directors of the Board, other than Mr. Censky, received a monthly retainer of $2,290. Mr. Censky received an annual retainer of $43,000 for service as the non-executive chairman of the Board in 2020. An additional fee of $470 is paid to each non-employee director for any specially called meeting of the Board or the board of directors of the Bank. Members of the Audit Committee of the Board received an additional annual retainer of $1,800, and the chairs of the Audit and Compensation Committees of the Board and the Credit Committee of the board of directors of the Bank received an additional annual retainer of $5,000. Non-employee directors received $470 for each committee meeting of the Board or the board of directors of the Bank lasting in excess of thirty minutes. In addition, non-employee directors of the Board received $1,500 for attendance at a multi-day training program and $2,500 for attending a strategic planning retreat. In addition, each non-employee director of the Board or the board of directors of the Bank in office on the day after the 2020 annual meeting of shareholders received a grant of restricted stock units with a grant date fair value of $10,008 which vest upon the earlier of the first anniversary of the grant date or the 2021 Annual Meeting. Directors of the Board or the board of directors of the Bank who were full-time employees of the Company or the Bank only received fees of $350 per month and no other retainers and/or meeting fees. Directors are allowed to miss two committee meetings per year before payment for that meeting is withheld. Our director compensation program will remain unchanged in 2021.

For 2020, Wayne D. Mueller, who was a part-time employee of the Bank and assists with special assignments, received the same director compensation as non-employee directors. His part-time employment arrangement ended in September 2020.

The following table sets forth information concerning compensation accrued or paid to our non-employee directors during the year ended December 31, 2020, for their service on our Board and the board of directors of the Bank. Directors who are also our employees receive no additional compensation for their service as directors, except as described above, and are not included in the table below. None of the directors receive any compensation or other payment in connection with his or her service as a director other than compensation received by the Company as set forth below.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Non-equity Incentive Plan Compensation	All Other Compensation		Total
William C. Censky	$65,024	$10,008	$—	$—		$75,032
Lynn D. Davis	42,941	10,008	—	—		52,949
Jacob B. Eisen	35,730	10,008	—	—		45,738
Edson P. Foster, Jr.	40,443	10,008	—	—		50,451
Robert E. Matzke	41,554	10,008	—	—		51,562
Wayne D. Mueller(3)	36,374	10,008	—	21,918	(4)	68,300
Patrick J. Roe	39,414	10,008	—	—		49,422
Kathi P. Seifert	34,974	10,008	—	—		44,982
Andrew J. Steimle	64,799	10,008	—	—		74,807
Vicki L. Tandeski	37,961	10,008	—	—		47,969
Gary J. Ziegelbauer	30,734	10,008	—	—		40,742

(1)	Includes fees for serving on the Board and the board of directors of the Bank.
(2)

Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the valuation assumptions, please see Note 17 to the consolidated financial statements in the Form 10-K for the year ended December 31, 2020. Each non-employee director of the Board or the board of directors of the Bank in office on the day after the 2020 annual meeting of shareholders received a grant of 468 shares of restricted stock units with a value of $10,008, which vest upon the earlier of the first anniversary of the grant date or the 2021 Annual Meeting. Other than the 2020 restricted stock unit grants listed above, there were no outstanding stock options or share awards held by the above directors as of December 31, 2020.

(3)

Mr. Mueller served as a Senior Vice President of the Bank until his retirement as of May 1, 2014, but continues to serve as a director of both the Company and the Bank. Between his retirement and September 2020, Mr. Mueller was also employed by County on a part-time basis to assist with special assignments.

(4)

Amount reflects $21,918 of wages paid pursuant to Mr. Mueller’s transition agreement for services in his capacity as a part-time employee of the Company. Mr. Mueller also participated in certain group life, health, disability insurance and medical reimbursement not disclosed in this table, that are generally available to salaried employees and do not discriminate in scope, terms and operation.

The Board of Directors recommends a vote “FOR” the election of each of the individuals nominated to serve as a director. Proxies properly signed and returned will be voted “FOR” each nominee unless shareholders specify otherwise.

CORPORATE GOVERNANCE MATTERS

Independence of Our Board of Directors and Board Committees

Under the rules of The Nasdaq Stock Market LLC (“Nasdaq”), independent directors must comprise a majority of our Board of Directors. The rules of Nasdaq, as well as those of the SEC, also impose requirements with respect to the independence of our directors. Our Board of Directors has evaluated the independence of its members based upon the rules of Nasdaq and the SEC and the transactions referenced under the section titled “Certain Relationships and Related Party Transactions.” Applying these standards, our Board of Directors determined that none of Messrs. Censky, Davis, Eisen, Foster, Matzke, Roe, Steimle or Ziegelbauer or Mmes. Seifert or Tandeski has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is “independent” as that term is defined under the Nasdaq Listing Rules. Our Board of Directors determined that each of Messrs. Schneider, Binversie and Mueller has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is not “independent” as that term is defined under the Nasdaq Listing Rules. Messrs. Schneider, Binversie and Mueller are not considered independent because they are, or within the prior three years have been, officers of County and/or the Bank. Our Board of Directors also determined that each director who serves as a member of the Audit, Compensation, and Nominating and Governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq Listing Rules, as applicable.

The Board of Directors held thirteen meetings during 2020, and each director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings of all committees of the Board on which he or she served. Although we do not have a formal policy regarding director attendance at the annual meeting of shareholders, we encourage and expect all of our directors to attend. Last year, twelve of the directors serving at that time were present at the 2020 annual meeting of shareholders.

Board Leadership Structure. The Board has not adopted a formal policy regarding the separation of the roles of Chairman of the Board and President because the Board believes that it is in the best interests of County and our shareholders to make that determination from time to time based on the position and direction of the organization and the composition of our Board. Currently, the positions of the Chairman of the Board and the President are held by different individuals, as Mr. Steimle serves as the Chairman of the Board and Mr. Schneider serves as President. Additionally, our Bylaws state that County’s President also serves as County’s Chief Executive Officer. In concluding that having Mr. Steimle serve as Chairman of the Board and Mr. Schneider serve as President represents the appropriate structure for the Company at this time, our Board considered the benefits of having the Chairman serve as a bridge between management and our Board, ensuring that both groups act with a common purpose. Our Board also considered Mr. Steimle’s knowledge regarding our operations and the industry in which we compete and his ability to promote communication, to synchronize activities between our Board and our senior management and to provide consistent leadership to both the Board and County in coordinating our strategic objectives. We believe this structure is appropriate because the Board includes a number of seasoned independent directors.

Although our Bylaws do not require County to separate the Chairman of the Board and President positions, our Board of Directors believes it is appropriate for these roles to be separate at this time. Our Board also recognizes that depending on the circumstances, other leadership models may be appropriate. Accordingly, our Board may periodically review its leadership structure.

Role of the Board in Risk Oversight. The Board of Directors is actively involved in oversight of risks that could affect us including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk and reputation risk.

This oversight is conducted in part through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of particular risks within County as well as through internal and external audits. Risks relating to the direct operations of the Bank are further overseen by the board of directors of the Bank, who are currently the same individuals who serve on the Board of Directors of County. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization, including our enterprise risk management procedures.

Board Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. The composition and responsibilities of each committee are described below. Members serve, and will serve, on committees until their resignation or until otherwise determined by our Board. The Board has adopted written charters for each of the committees described below. The committee charters can be found on the Bank’s website at www.investorscommunitybank.com under “Investor Relations — Corporate Information — Governance Documents.”

Audit Committee. Our Audit Committee is comprised of Messrs. Foster, Eisen, Matzke, Roe and Steimle and Ms. Tandeski. Mr. Eisen joined the Audit Committee in 2020. Mr. Foster will no longer be a member of the Audit Committee following the Annual Meeting as a result of his retirement from the Board of Directors effective as of the date of the Annual Meeting. Messrs. Foster, Eisen, Matzke, Roe and Steimle and Ms. Tandeski satisfy the heightened audit committee independence requirements under the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. The Audit Committee held eleven meetings in 2020.

Mr. Roe serves as the Chair of our Audit Committee. Mr. Roe is our “audit committee financial expert,” as that term is defined under SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and possesses the requisite financial sophistication, as defined under the Nasdaq Listing Rules, based on his business experience serving as president and/or chief executive officer of various financial institutions. The Audit Committee operates under a written charter. Under its charter, our Audit Committee is responsible for, among other things:

•	overseeing the accounting and financial reporting processes;

•	selecting, retaining, evaluating and replacing independent auditors;

•	reviewing and approving the scope of the annual audit and audit fees;

•	ensuring the rotation of the audit partners of the independent auditors on the engagement team as required by law;

•	receiving and reviewing with management and the independent auditors the annual and quarterly financial statements;

•	reviewing the adequacy of internal controls, accounting policies and procedures;

•	reviewing and pre-approving or disapproving non-audit services;

•	providing the Audit Committee report that the SEC requires in our annual proxy statement; and

•	reviewing the Audit Committee charter and evaluating the Audit Committee’s performance on an annual basis.

Compensation Committee. The members of the Compensation Committee are Messrs. Davis, Foster and Steimle and Mmes. Seifert and Tandeski. Ms. Tandeski serves as the Chair of the Compensation Committee. Mr. Foster and Ms. Seifert will no longer be members of the Compensation Committee following the Annual Meeting as a result of their respective retirements from the Board of Directors effective as of the date of the Annual Meeting. Each member of the Compensation Committee is a non-employee director within the meaning of the applicable SEC regulations and an independent director as defined by the Nasdaq Listing Rules. The Compensation Committee held eight meetings in 2020.

Under its charter, our Compensation Committee is responsible for, among other things:

•	retaining or obtaining the advice of a compensation consultant, legal counsel or other adviser, and assessing the independence of any such advisers;

•

determining cash compensation and cash compensation plans, including incentive compensation, amounts and terms of stock option or other equity awards, and terms of any agreements concerning employment, compensation or employment termination matters for executive officers;

•	reviewing and approving corporate goals and objectives relevant to compensation of our President and evaluating his performance in light of those goals and objectives;

•

monitoring the application of retirement and other fringe benefit plans for the President and other executive officers, periodically reviewing succession plans for the President and other executive officers and acting on behalf of the Board of Directors with respect to welfare plans and employee retirement;

•	administering the issuance of stock awards under our 2016 Long Term Incentive Plan and the 2021 Plan, if approved by our shareholders, and any other equity incentive plans;

•	reviewing and recommending disclosures and providing reports for our annual proxy statement;

•	reviewing the compensation arrangements in effect for the non-employee directors and recommending to the full Board any changes deemed appropriate;

•	periodically reporting to the Board of Directors regarding the Compensation Committee’s activities; and

•	reviewing the Compensation Committee charter and evaluating the Compensation Committee’s performance on an annual basis.

The Compensation Committee sets and administers the policies that govern the Bank’s executive compensation programs. The Compensation Committee sets and/or approves total compensation for our executive officers as defined in the Compensation Committee’s charter, and acts on behalf of the entire Board. The Compensation Committee also provides recommendations to the full Board regarding director compensation programs. Additionally, the Compensation Committee reviews the recommendations as submitted for all other officer- and staff-level compensation programs on an annual basis. We have a long-standing relationship with McLagan Consulting and utilize its expertise to evaluate pay policies and practices and to provide guidance on current and future compensation decisions. McLagan Consulting provides benchmarking information related to base salaries, annual incentives, long-term cash and equity incentives and supplemental benefits such as supplemental executive retirement plans and deferred compensation. We pay McLagan Consulting for benchmarking data and on an ad hoc basis for special projects. McLagan Consulting was engaged directly by the Compensation Committee, and the Compensation Committee has determined that McLagan Consulting is independent and that its work has raised no conflicts of interest.

Nominating and Governance Committee. Our Nominating and Governance Committee is composed of Messrs. Matzke, Steimle and Ziegelbauer and Ms. Seifert. Ms. Seifert serves as the Chair of the Nominating and Governance Committee. Ms. Seifert will no longer be a member of the Nominating and Governance Committee following the Annual Meeting as a result of her retirement from the Board of Directors effective as of the date of the

Annual Meeting. Our Board of Directors has determined that each member of the Nominating and Governance Committee is independent within the meaning of the independent director guidelines of the Nasdaq Listing Rules. The Nominating and Governance Committee held five meetings in 2020. Under the Nominating and Governance Committee charter, the Nominating and Governance Committee is responsible for, among other things:

•	periodically reviewing our Board candidate nomination guidelines and recommending amendments to such guidelines as it deems appropriate;

•	identifying new candidates for directorships and reviewing the qualifications of candidates;

•	making recommendations to our Board of Directors regarding candidates for directorships;

•	coordinating the Board self-evaluation process;

•	establishing and reviewing our corporate governance guidelines and monitoring and advising our Board of Directors on corporate governance matters and practices;

•	developing and reviewing director succession plans for directors; and

•	reviewing the Nominating and Governance Committee charter and evaluating the Nominating and Governance Committee’s performance on an annual basis.

Other Committees. The Bank’s board of directors also has a Credit Committee, which concentrates its efforts on loan review and underwriting procedures, and an Asset and Liability Committee, both of which are comprised of certain members of the board of directors of the Bank. Each committee is permanently standing, active, and meets with management on a regular basis.

Director Nomination Procedures

The Nominating and Governance Committee will consider nominations for directors submitted by shareholders in accordance with the Bylaws. Pursuant to the Bylaws, in order to be considered, notice of shareholder nominations for directors must be made in writing, delivered personally or mailed by United States mail, postage prepaid, to the Secretary of County, Mark A. Miller, at 2400 South 44th Street, P.O. Box 700, Manitowoc, Wisconsin 54221-0700, no later than 90 days prior to an annual meeting, or in the case of a special meeting, no later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. The 2022 annual meeting of shareholders is tentatively scheduled for Tuesday, May 17, 2022, so any proposal and related information must be received no later than February 16, 2022. Each notice of nomination must contain the name and address of the nominating shareholder, the number of shares held of record by the shareholder, the date on which the shareholder acquired such shares and background information about the proposed nominee. The Nominating and Governance Committee shall determine whether nominations were made in accordance with the Bylaws, and, if not, any defective nomination will be disregarded.

The Board of Directors considers various factors to be important when evaluating potential members of the Board, regardless of whether the candidate is proposed by the Nominating and Governance Committee or by a shareholder, including the individual’s integrity, general business background and experience, experience in the banking industry, and his or her ability to serve on the Board of Directors. The Board does not attempt to assign any relative weights to the factors, but considers them as a whole.

Although County has no formal policy on Board diversity, the Board believes that a diverse Board of Directors is desirable to expand its collective knowledge and expertise relating to County’s business, as well as to evaluate management and positively influence its performance. Accordingly, in carrying out its responsibilities for locating, recruiting, and nominating candidates for election to the Board, the Nominating and Governance Committee takes into account a number of factors and considerations, including diversity. Such considerations of diversity include geographic regions, professional or business experience, gender, race, national origin, specialized education or work experience, and viewpoints.

While the Nominating and Governance Committee does not have any formal procedures for consideration of such recommendations, shareholder nominees are analyzed by the Nominating and Governance Committee in the same manner as nominees that are identified by the committee.

The Nominating and Governance Committee evaluated the incumbent directors whose terms expire in 2021 and determined that they should be nominated for re-election as directors, except for Mr. Foster because he had reached the director retirement age of 72.

Compensation Committee Interlocks and Insider Participation

During 2020, Messrs. Davis, Foster and Steimle and Mmes. Seifert and Tandeski served on the Compensation Committee. No Compensation Committee member has ever been an officer or employee of the Company or the Bank. No executive officer of the Company served as a director or member of the compensation committee of any other entity whose executive officers served as a member of our Board or a member of the Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. We have posted the code of business conduct and ethics on our website at www.investorscommunitybank.com under “Investor Relations – Corporate Information – Governance Documents.” In accordance with SEC rules, we intend to disclose on the “Investor Relations” section of our website any amendments to the code, or any waivers of its requirements, that apply to our executive officers to the extent such disclosure is required.

Our code of business conduct and ethics is available in print for any shareholder who requests it by writing to Mark A. Miller, Secretary, County Bancorp, Inc., 2400 South 44th Street, P.O. Box 700, Manitowoc, Wisconsin 54221-0700.

Hedging and Pledging Prohibitions

Our directors and officers are also subject to an insider trading policy. Pursuant to this policy, directors, officers and employees of the Company are prohibited from entering into hedging transactions with respect to Company securities, including, but not limited to, the purchase or use of, directly or indirectly through any other persons or entities, any stock option, prepaid variable forward contracts, equity swaps, collars, exchange funds or any other instruments designed to offset any decrease in the market value of the Company’s securities. In addition, pursuant to this policy, the Company’s directors and executive officers are prohibited from pledging Company securities as collateral, other than securities already pledged as collateral when the policy was adopted, without prior approval of the Board of Directors. To our knowledge, each of our officers and directors is in compliance with this policy.

Communications with Board of Directors

Although County has not to date developed formal processes by which shareholders may communicate directly to directors, it believes that the informal process in which any communication sent to the Board in care of the Secretary is forwarded to the Board has historically served the Board’s and its shareholders’ needs. The Board of Directors periodically considers whether changes to this procedure are appropriate. However, unless and until a new means of communication is promulgated, communications to the Board should be sent in care of Mark A. Miller, Secretary, 2400 South 44th Street, P.O. Box 700, Manitowoc, Wisconsin 54221-0700. Mr. Miller will pass along all such communications to the Board (except for complaints of a personal nature that are not relevant to County or the Bank as a whole).

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires County’s executive officers, directors and persons who own more than 10% of our Common Stock to file reports concerning the ownership of County equity securities with the SEC.

County files the required reports on behalf of its officers and directors. Based solely on our review of the copies of these forms and written representations that no other reports were required, the following officers of County each filed one Form 4 late during the fiscal year ended December 31, 2020: Jacob B. Eisen with respect to one transaction, and each of Mark R. Binversie, John R. Fillingim, Timothy J. Schneider and Glen L. Stiteley with respect to two transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 22, 2021 for:

•	each of our directors and nominees;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each shareholder known by us to be the beneficial owner of more than 5% of our capital stock.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that persons and entities named in the table below have sole voting and investment power with respect to all the capital stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 6,100,488 shares of capital stock outstanding as of March 22, 2021. In computing the number of shares of Common Stock beneficially owned by a person and the ownership percentage of that person, we deemed to be outstanding all shares of Common Stock subject to options held by that person or entity that are currently exercisable or releasable within 60 days of March 22, 2021. We did not deem these shares outstanding, however, for purposes of computing the percentage ownership of any other person.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percent of Class
William C. Censky (2)	343,761	5.6%
Timothy J. Schneider (3)	123,440	2.0%
Mark R. Binversie (4)	372,174	6.1%
Lynn D. Davis	18,695	*
Jacob B. Eisen	8,997	*
Edson P. Foster, Jr.	32,283	*
Robert E. Matzke	29,477	*
Wayne D. Mueller	70,823	1.2%
Patrick J. Roe	13,139	*
Kathi P. Seifert	13,394	*
Andrew J. Steimle	22,014	*
Vicki L. Tandeski	2,755	*
Gary J. Ziegelbauer (5)	361,774	5.9%
Glen L. Stiteley (6)	26,200	*
All Executive Officer and Directors as a Group (18 persons) (7)	1,555,575	25.1%

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of Common Stock.
(1)	Except as otherwise indicated, the address of each beneficial owner in the table is: c/o County Bancorp, Inc., 2400 South 44th Street, Manitowoc, Wisconsin 54221.
(2)	76,547 shares are pledged as security for indebtedness.

(3)

Consists of: (i) 102,779 shares held by Mr. Schneider individually; and (ii) 20,661 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 22, 2021. 97,507 shares are pledged as security for indebtedness.

(4)

Consists of: (i) 349,211 shares held by Mr. Binversie individually; and (ii) 22,963 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 22, 2021. 95,000 shares are pledged as security for indebtedness.

(5)	60,000 shares are pledged as security for indebtedness.
(6)	Consists of: (i) 18,687 shares held by Mr. Stiteley individually; and (ii) 7,513 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 22, 2021.
(7)

Includes an aggregate of 89,619 shares subject to stock options that are currently exercisable or are exercisable within 60 days of March 22, 2021. An aggregate of 329,054 shares are pledged as security for indebtedness.

EXECUTIVE COMPENSATION

Overview

This section provides compensation information about the following individuals:

•	Timothy J. Schneider, President of County, Chief Executive Officer of the Bank and Director of County and the Bank;

•	Mark R. Binversie, President of the Bank and Director of County and the Bank; and

•	Glen L. Stiteley, Treasurer and Chief Financial Officer of County and Executive Vice President—Treasurer and Chief Financial Officer of the Bank.

In the discussion below, we refer to this group of executives as the “named executive officers.” This group includes the executive officers for whom disclosure is required under the applicable rules of the SEC. The remainder of this section provides a general summary of our compensation policies and practices and discusses the aggregate compensation we paid to our named executive officers in 2020. Unless otherwise specifically noted, the Bank actually paid all of the compensation of our named executive officers. As noted above, our named executive officers are also officers of the Bank and devote a substantial majority of their business time to the operations of the Bank. Accordingly, each executive’s compensation is paid largely to compensate him for rendering services to the Bank.

Regulatory Impact on Compensation

As a publicly traded financial institution, County must comply with multiple layers of regulations when considering and implementing compensation decisions. Although these regulations do not set specific parameters within which compensation decisions must be made, they do require that County and the Compensation Committee be mindful of the risks associated with compensation programs designed to incentivize superior performance.

Under the FDIC’s 2015 Interagency Guidelines Establishing Standards for Safety and Soundness (the “Safety and Soundness Standards”), excessive compensation is prohibited as an unsafe and unsound practice. When determining whether compensation is excessive, the FDIC has directed financial institutions to consider whether aggregate cash amounts paid or noncash benefits provided to an employee are unreasonable or disproportionate to the services the employee performs. The Safety and Soundness Standards set forth a framework within which financial institutions should evaluate an employee’s compensation, with factors including compensation history, internal pay equity, and, if appropriate, comparable compensation practices at peer institutions. This framework also requires County to consider its overall financial condition.

Separately, the FDIC, the Federal Reserve, the Office of the Comptroller of the Currency, and the Office of Thrift Supervision together issued the Guidance on Sound Incentive Compensation Policies (the “Joint Guidance”) in 2010. The Joint Guidance complements the Safety and Soundness Standards and establishes a framework within which financial institutions must assess the soundness of their incentive compensation plans, programs, and arrangements. Because the Joint Guidance is limited to senior executive officers and those other individuals who, either alone or as a group, could pose a material risk to the financial institution, it is somewhat narrower in scope than the Safety and Soundness Standards. With respect to those individuals to which it applies, the Joint Guidance aims to ensure that any available incentive compensation arrangements appropriately balance risk and reward, are compatible with effective controls and risk management, and have the support of strong corporate governance.

In addition to the foregoing, proposed rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) that intend to implement further risk assessment guidelines and procedures may eventually be finalized by the financial institution regulatory agencies and the SEC. It is likely County will be subject to those further guidelines and procedures if and when they become finalized and effective. During 2011, the regulatory agencies issued initial proposed guidance with respect to the Dodd-Frank Act risk assessment guidelines and procedures, and they revised and re-proposed this guidance in 2016. Depending on whether and when the proposed rules are finalized, the earliest they would likely apply to County is for performance periods beginning on or after January 1, 2022. In large part, any guidance under the Dodd-Frank Act would likely restate and codify the frameworks presently set forth in the Safety and Soundness Standards and the Joint Guidance.

County is also subject to the SEC’s rules regarding risk assessment, which apply to all publicly traded companies. The SEC rules require County to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on County. Accordingly, County’s Compensation Committee completes a risk assessment of County’s compensation programs and components on an annual basis. The Committee has determined that County’s incentive compensation plans, programs, and arrangements do not create risks that are reasonably likely to have a material adverse effect on County.

The Compensation Committee believes that its regular, overall assessment of the compensation plans, programs and arrangements established for County’s named executive officers includes a sensible, responsible approach toward balancing risks and rewarding reasonable, but not necessarily easily attainable, goals. The Committee annually revisits the frameworks set forth in the Safety and Soundness Standards and the Joint Guidance, as both are effective parts of the Committee’s overall assessment of the balance between risk and reward in County’s compensation arrangements. In addition, the Committee continues to monitor the status of the proposed guidance under the Dodd-Frank Act, and remains prepared to incorporate into its risk assessment procedures any new guidelines and procedures as may be necessary or appropriate.

Finally, when making decisions about executive compensation, County also considers the impact of other regulatory provisions, including: Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), regarding the tax deductibility of certain compensation; Section 409A of the Code regarding nonqualified deferred compensation; Section 280G of the Code regarding excise taxes and deduction limitations on golden parachute payments made in connection with a change in control; and the impact of FASB ASC Topic 718, which requires County to recognize the compensation cost of grants of equity awards based upon their grant date fair value. We also consider how various elements of compensation will impact our financial results when making decisions about executive compensation.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to or earned by our named executive officers for service during the years ended December 31, 2020 and 2019:

Name and Principal Position	Year	Salary(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	All Other Compensation(5)	Total
Timothy J. Schneider	2020	$440,385	$35,923	$14,413	$312,674	$59,291	$862,686
President of County and Chief Executive Officer of the Bank	2019	399,423	—	—	321,779	56,025	777,227
Mark R. Binversie	2020	277,800	93,440	37,485	112,232	54,412	575,369
President of the Bank	2019	259,750	61,683	26,423	120,505	54,025	522,386
Glen L. Stiteley(1)	2020	283,193	85,404	27,333	97,611	34,913	528,454
Treasurer and Chief Financial Officer of County and Executive Vice President—Treasurer and Chief Financial Officer of the Bank

(1)	Mr. Stiteley was not a named executive officer in 2019.
(2)	Includes amounts deferred under the Deferred Compensation Plan at the election of the named executive officer.
(3)

Reflects the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, please see Note 17 to the consolidated financial statements in the Form 10-K for the year ended December 31, 2020.

(4)

Reflects amounts earned under the Annual Incentive Compensation Plan, which are subject to holdback under the terms of the Plan. Amounts for 2020 reflect a 75% payout of the 2020 annual incentive, a 15% payout of the 2019 annual incentive, and a 10% payout of the 2018. annual incentive. Amounts for 2019 reflect a 75% payout of the 2019 annual incentive, a 15% payout of the 2018 annual incentive, and a 10% payout of the 2017 annual incentive. The amounts relating to the 2020, 2019, 2018, and 2017 total annual incentives, respectively, for each of the named executive officers are as follows: Mr. Schneider—$240,970, $359,141, $178,328, and $256,741; Mr. Binversie – $111,203, $133,460, $88,104, and $71,943; and Mr. Stiteley—$100,675, $115,337, and $48,545. The held back payments are subject to both service and performance vesting requirements.

(5)

Amounts reflect 401(k) safe harbor and 401(k) discretionary contributions, the increase in the vested accrual balance under salary continuation agreements, personal benefits, and director fees, as set forth in the table below. The named executive officers also participate in certain group life, health, disability insurance and medical reimbursement plans not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in favor of executives in scope, terms, and operation. The following table sets forth the amount of each item included for 2020.

Name and Principal Position	401(k) Safe Harbor and Discretionary Contributions	Company Contributions to the Deferred Compensation Plan	Increase in Vested Accrual Balance Under Salary Continuation Agreement	Directors Fees	Life Insurance	Perquisites(a)	Total
Timothy J. Schneider	$18,525	$—	$28,616	$4,025	$1,136	$6,989	$59,291
Mark R. Binversie	18,525	—	29,774	4,025	1,524	564	54,412
Glen L. Stiteley	18,525	11,767	—	—	594	4,027	34,913

(a)	For 2020, perquisites include the personal use of a Company automobile, health club reimbursement, and country club dues.

Summary of Elements of Compensation

Base Salary. Under the terms of the employment agreements (described below), Messrs. Schneider, Binversie, and Stiteley were entitled to a base salary in 2020 of not less than $425,000, $267,800, and $273,000, respectively.

Annual Incentive Compensation. The executives of the Bank have an incentive compensation program. The program criteria and each executive’s target bonus percentage are set annually by the Compensation Committee. Each position has criteria set that include Bank-wide goals, as well as individual production. The fundamental bases of the goals are “soundness, profitability and growth.” Consequently, credit quality, profitability and growth are measured in order to see whether goals are met. Under the terms of their employment agreements with the Company and the Bank, each named executive officer is entitled to participate in our annual incentive compensation plan as determined by our Compensation Committee. The Annual Incentive Compensation Plan is designed to provide additional monetary incentives to employees responsible for directing activities that have a significant and direct bearing on the success of the Company based on the achievement of strategic and financial goals. Payouts for each performance period are determined by utilization of a defined payout formula that is based upon the achievement of pre-determined criteria. During 2020, Messrs. Schneider, Binversie and Stiteley received annual bonuses of 41.69%, 40.03% and 35.55% of their respective base salaries based on attainment of Bank-wide performance metrics. A portion of the amounts earned under the Annual Incentive Compensation Plan is subject to holdback under the terms of the plan. 75% of each annual incentive award for a given performance period is paid by March 15 of the year following the performance period, 15% is held back until the second year following the performance period, and 10% is held back until the third year following the performance period. Employees must be employed and in good standing on the date of each payment to be entitled to receive the annual incentive. Upon retirement on or after age 65 (or age 55 with 10 years of plan participation), death or disability, the participant is entitled to a pro-rated incentive award in the year of such event, and any previously held back amounts under the Annual Incentive Compensation Plan become vested and are paid out.

Equity and Equity-Based Incentive Plans. The Company maintains the County Bancorp, Inc. 2016 Long Term Incentive Plan, as amended (the “2016 Plan”), which replaced the County Bancorp, Inc. 2012 Equity Incentive Compensation Plan, as amended (the “2012 Plan”). The 2016 Plan allows for the granting of awards, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and restricted stock units. As of December 31, 2020, 46,637 shares remained available for grant under the 2016 Plan. Under the 2016 Plan and the 2012 Plan, awards contain vesting and exercisability provisions, and such other terms and conditions as determined by the Compensation Committee, all of which are set forth in individual agreements with the employees receiving the awards. The 2016 Plan and the 2012 Plan enable the Compensation Committee to set specific performance criteria that must be met before an award vests under the plan. The 2016 Plan and the 2012 Plan allow the Compensation Committee to provide for acceleration of vesting and exercise privileges of grants if a participant’s termination of employment is due to a change in control, death, total disability, or retirement. If a participant is terminated for cause, then all unvested awards expire at the date of termination. If approved by our shareholders at the 2021 Annual Meeting, the 2021 Plan will replace the 2016 Plan. The 2021 Plan is described in the section “Proposal 4: Approval of the 2021 Plan” of this Proxy Statement. If approved by our shareholders, no additional awards will be made under the 2016 Plan.

Holding Period for Equity Awards

Future full value awards granted to our NEOs and directors will have a one-year, post-vesting holding period.

Retirement Benefits.

401(k) Plan. The Bank currently sponsors the Investors Community Bank 401(k) Plan (the “401(k) Plan”). The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to the 401(k) Plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) Plan. With certain exceptions, all employees who have attained age 21 are eligible to make elective deferrals into the 401(k) Plan as of the beginning of the first date of each calendar month of the plan year following the commencement of service and are eligible to receive matching contributions and/or profit-sharing contributions after their completion of 1,000 hours of service during the plan year and be employed on the last day of the plan year.

A participant may contribute up to 100% of his or her compensation into the 401(k) Plan on a pre-tax or after-tax basis, subject to the contribution limits imposed by the Code. For 2020, the elective deferral contribution limit was $19,500; provided, however, that a participant over age 50 may contribute, on a pre-tax basis, an additional $6,500 into the 401(k) Plan. In addition to pre-tax and after-tax elective deferral contributions, the 401(k) Plan provides that the Bank makes a safe harbor matching contribution of 4.0% and may make discretionary matching contributions and/or profit-sharing contributions to each participant’s account. For 2020, the Company made a discretionary contribution equal to 2.5% of the participant’s eligible wages in additional to the safe harbor contribution. A participant is always 100% vested in his or her elective deferral contributions. However, participants will vest in their employer matching contributions and/or profit-sharing contributions, if any, at a rate of 20% per year, beginning after the completion of their first year of service, such that the participants will be 100% vested upon completion of five years of service. The 401(k) Plan permits a participant to direct the investment of his or her own account into various investment options.

Investors Community Bank Salary Continuation Agreements. Each of Messrs. Schneider and Binversie is party to a Salary Continuation Agreement with the Bank. The Salary Continuation Agreements generally provide for an annual benefit, payable to each officer for a period of 15 years following the officer’s separation from service with the Bank. The annual benefit for each of Messrs. Schneider and Binversie is $60,000. The annual benefit assumes the officer does not separate from service with the Bank until attaining age 65. The beneficiaries of Messrs. Schneider and Binversie would be entitled to an annual benefit of $60,000 for 15 years upon the officer’s death prior to a separation from service. In the event the officer separates from service with the Bank at an earlier date for any reason other than for cause (including following a change in control or due to disability), he will be entitled to a reduced annual benefit based on the amount the Bank has accrued towards the Salary Continuation Agreement benefit at the time of such early termination. As of December 31, 2020, the Company has accrued $287,814 and $466,291, for Messrs. Schneider and Binversie, respectively, for future payments under the Salary Continuation Agreements. As of December 31, 2020, both of Messrs. Schneider and Binversie were 100% vested in their reduced annual benefit under the Salary Continuation Agreements, which would provide an annual benefit of $27,059 and $45,000, respectively.

Investors Community Bank Management Employees’ Elective Deferred Compensation Plan. The Bank offers its named executive officers, along with other eligible management employees, the ability to defer compensation under a nonqualified deferred compensation plan named the Investors Community Bank Management Employees’ Elective Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, a participant may elect to defer all or a portion of his or her base salary and all or a portion of the annual incentive bonus. There is no limitation on the amount participants may defer. The Company may elect to make matching or discretionary contributions to the Deferred Compensation Plan on behalf of any participant, and may subject such contributions to continued service or performance based terms and conditions. In 2020, the Company made a discretionary contribution of $11,767 into the plan on behalf of Mr. Stiteley.

Participant deferrals and any Company contributions currently receive an annual return based on the Moody’s Seasoned BAA Corporate Bond Yield, unless the participant elects to direct his or her deferrals into an alternative investment vehicle. As of the date of this Proxy Statement, the only alternative investment vehicle is a variable annuity offered through Minnesota Mutual Life. The Compensation Committee has the sole discretion to add or change investment alternatives on a prospective basis. Amounts deferred under the Deferred Compensation Plan are payable to the participant in accordance with the participant’s deferral election, in a lump sum or a series of annual installments over a period of up to ten years, following the earliest to occur of the participant’s separation from service, death, disability, or a specified date. Company contributions under the Deferred Compensation Plan are payable to the participant in accordance with the participant’s election, in a series of monthly installments over a period of either 24 or 60 months, following the latest to occur of the participant’s separation from service or attainment of age 65. Any amounts deferred or Company contributions under the Deferred Compensation Plan will be distributed in a lump sum upon the participant’s death, disability, or separation from service in connection with a change in control.

Perquisites.

Executive Life Insurance Program. All of our named executive officers are provided with death benefits under our group term life insurance plan that is generally available to all salaried employees. The premiums on the policies are paid by the Company. Under the plan, Messrs. Schneider, Binversie and Stiteley are each entitled to a death benefit of $150,000, respectively, in the event of death while employed by the Company. The Bank also owns bank owned life insurance policies on several key employees, including Messrs. Schneider, Binversie, and Stiteley. Employees subject to such policies are entitled to a specified benefit in the event of their death. Messrs. Schneider and Binversie are covered by variable adjustable life insurance policies in connection with split dollar agreements entered into in 2019 between the Bank and each executive, under which each executive is entitled to receive the lesser of their annual base salary or the excess of the face amount of the policy over the cash surrender value in the event of his death. As of December 31, 2020, Messrs. Schneider and Binversie were entitled to a death benefit of $425,000 and $267,800, respectively. The premium value of such insurance is included in the All Other Compensation column of the Summary Compensation Table.

Personal Use of Company Automobile. The Company provides an automobile to certain employees, including Messrs. Schneider and Binversie, to carry out their duties. Any personal use of a Company automobile is tracked and reported as taxable income to the employee. Such value is included in the All Other Compensation column of the Summary Compensation Table for each of Messrs. Schneider and Binversie.

Health Club Reimbursement. The Company provides a health club membership reimbursement to employees, including Messrs. Schneider and Stiteley, and is reported as taxable income to the employee. Such value is included in the All Other Compensation column of the Summary Compensation Table.

Country Club Dues. The Company provides country club dues reimbursement to certain members of executive management, including Mr. Stiteley, and is reported as taxable income to the employee. Such value is included in the All Other Compensation column of the Summary Compensation Table.

Clawback Policy

Effective as of March 16, 2021, the Company maintains a formal clawback policy that provides the Board with the authority to recover certain bonus or other incentive compensation (whether paid in cash or stock) paid to any NEO in appropriate circumstances where there has been a restatement of the Company’s financial statements filed with the SEC. Although the Compensation Committee believes its risk assessment procedures are effective, it is prepared to implement any additional steps that may be deemed necessary to fully comply with the rules required to be issued under the Dodd-Frank Act, if and when promulgated.

In addition to the formal clawback policy, in the event the Company is required to seek or demand recoupment of any payments made to our NEOs pursuant to law, our employment agreements provide for return of any severance-related payments upon request of the Company. Additionally, all equity awards granted under our 2021 Plan, if approved by our shareholders, are, and will be, subject to cancellation, recoupment, rescission or payback in accordance with applicable law.

Outstanding Equity Awards at Fiscal Year End 2020

The following table sets forth information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that have not Vested		Market Value of Shares or Units of Stock that have not Vested (1)
Timothy J. Schneider	3,640			14.28	12/31/2023
	16,110			19.71	3/16/2025
		2,733	(2)	18.30	3/13/2030
						1,963	(3)	$43,343
Mark R. Binversie(10)	9,685			19.71	3/16/2025
	5,320			19.77	2/16/2026
	714			27.31	2/27/2027
	1,404	701	(4)	27.15	2/20/2028
	1,385	2,768	(5)	18.11	3/12/2029
		7,108	(2)	18.30	3/13/2030
						621	(6)	13,722
						242	(7)	5,410
						1,113	(8)	24,575
						2,724	(9)	60,146
						5,106	(3)	112,740
Glen L. Stiteley	3,913			25.56	8/15/2027
	398	198	(4)	27.15	2/20/2028
	638	1,276	(5)	18.11	3/12/2029
		5,183	(2)	18.30	3/13/2030
						315	(11)	7,198
						1,255	(12)	6,955
						3,723	(13)	82,204
						783	(14)	17,289

(1)	Value based on the closing price of $22.08 on December 31, 2020.
(2)	Stock options vested 33% on March 13, 2021, and scheduled to vest 33% on March 13, 2022 and 33% on March 13, 2023.
(3)	Restricted stock units vested 20% on March 13, 2021, and scheduled to vest 20% on March 13, 2022, 20% on March 13, 2023, 20% on March 13, 2024, and 20% on March 13, 2025.
(4)	Stock options vested on February 20, 2021.
(5)	Stock options vested 50% on March 12, 2021, and scheduled to vest 50% on March 12, 2022.
(6)	Restricted stock vested on February 16, 2021.
(7)	Restricted stock vested 50% on February 27, 2021, and scheduled to vest 50% on February 27, 2022.
(8)	Restricted stock units vested 33% on February 20, 2021, and scheduled to vest 33% on February 20, 2022, and 33% on February 20, 2023, which per their terms will not be settled until March 1, 2025.
(9)

Restricted stock units vested 25% on March 12, 2021, and scheduled to vest 25% on March 12, 2022, 25% on March 12, 2023, and 25% on March 12, 2024, which per their terms will be settled at time of vesting.

(10)

All unvested stock options, restricted stock awards, and restricted stock units held by Mr. Binversie will vest upon voluntary retirement as he has met the age and service requirements set forth under the 2016 Plan and the 2012 Plan.

(11)	Restricted stock units vested 33% on February 20, 2021, and scheduled to vest 33% on February 20, 2022, and 33% on February 20, 2023, which per their terms will not be settled until March 1, 2024.

(12)

Restricted stock units vested 25% on March 12, 2021, and scheduled to vest 25% on March 12, 2022, 25% on March 12, 2023, and 25% on March 12, 2024, which per their terms will not be settled until the later of March 1, 2024 or the vesting date.

(13)

Restricted stock units vested 20% on March 13, 2021, and scheduled to vest 20% on March 13, 2022, 20% on March 13, 2023, 20% on March 13, 2024, and 20% on March 13, 2025, which per their terms will not be issued until the later of March 1, 2025 or the vesting date.

(14)	Restricted stock units scheduled to vest on December 15, 2025.

Employment Agreements

County and the Bank have entered into employment agreements with each of our named executive officers. Each agreement currently provides for a term through December 31, 2022, with an automatic extension for an additional one-year period on January 1, 2022 and each January 1 thereafter, unless either party provides written notice of non-extension 90 days prior to the extension date. If a change in control occurs during the term, each agreement will remain in effect for the two-year period following the change in control. Each named executive officer receives an annual base salary, as shown in the table below, which the Compensation Committee reviews annually for increase, but not decrease. Each named executive officer is also eligible to receive annual incentive bonuses, equity awards, and certain employee fringe benefits comparable to those received by other senior executives of the Bank.

If a named executive officer’s employment is terminated for cause, or due to death or disability, he will be entitled to receive all benefits and salary accrued through the date of termination. In addition, upon a termination due to death or disability the named executive officer will be entitled to a pro-rata bonus for the year of termination. If a named executive officer’s employment is terminated by us without “cause” or by the executive for “good reason” (each as defined in the agreement), he will be entitled to receive accrued salary and benefits through the date of termination, plus a pro-rata bonus for the year of termination and a lump sum severance payment equal to his respective regular severance multiple, as shown in the table below, times the sum of: (i) the annual base salary in effect immediately prior to termination; and (ii) the historic bonus. For purposes of this description, the “historic bonus” is equal to the average annual incentive bonus earned by the named executive officer during the three most recent fiscal years.

If at any time during the term a named executive officer’s employment is terminated by us other than for cause or by the executive for good reason during the period beginning six months prior to and ending two years after a “change in control,” he will be entitled to receive accrued salary and benefits through the date of termination, plus a pro-rata bonus for the year of termination and a lump sum severance payment equal to his change in control severance multiple, as shown in the table below, times the sum of: (i) the annual base salary in effect immediately prior to termination; and (ii) the historic bonus. The term “change in control” means: (i) certain acquisitions of beneficial ownership of more than 50% of either the then outstanding shares of our Common Stock or the combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors; (ii) the members of the incumbent Board cease for any reason to constitute at least a majority of the new Board members; (iii) the consummation of certain mergers or consolidations to which County or the Bank is a party; (iv) the liquidation or dissolution of County or the Bank; and (v) a change in ownership of a substantial portion of County’s or the Bank’s assets.

In the event the named executive officer terminates his employment with County and the Bank for reasons other than good reason or for no reason, he must give written notice of his termination, specifying a termination date not less than 30 calendar days after giving the notice. However, County and the Bank have the right to terminate the named executive before the specified termination date. Upon termination by the executive other than for good reason, the named executive will be entitled to receive accrued salary and benefits through the date of termination, plus, if terminated prior to the end of the notice period, the portion of the base salary that would otherwise have been earned by the named executive through the end of the notice period.

All severance benefits provided in the executive employment agreements are conditioned upon the execution of a general release and waiver of claims against the Company and its affiliates. Each named executive officer has also agreed to certain non-disclosure, non-competition, and non-solicitation restrictions for our benefit, for the period shown in the following table.

Name	2020 Annual Base Salary	Historic Bonus (3 yr. avg.)	Regular Severance Multiple	Change in Control Severance Multiple	Non-Compete Restricted Period after Termination(1)
Timothy J. Schneider	$425,000	$286,254	2	3	2 years
Mark R. Binversie	267,800	110,922	2	3	2 years
Glen L. Stiteley	273,000	88,186	1	2	1 year

(1)

In the event of a termination by County or the Bank without cause or by the named executive officer for good reason that occurs within six months prior to or 24 months following a change in control, the restricted period will run from the date of the change in control rather than the date of termination.

Equity Incentive Compensation Plans

Under the 2016 Plan, unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2016 Plan then held by a participant will become fully exercisable immediately, and all stock awards and cash incentive awards will become fully earned and vested immediately if: (i) the 2016 Plan is not an obligation of the successor entity following a change in control; or (ii) the 2016 Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control.

Under the 2012 Plan, for awards granted prior to October 7, 2014, in the event of termination without cause within 12 months of a change in control, all outstanding options and stock appreciation rights will become fully vested upon termination and shall remain exercisable for a period of 12 months following termination, but not beyond the original expiration date of the award. All restrictions will lapse with respect to outstanding shares of restricted stock as of the date of a change in control.

Under the 2012 Plan, for awards granted after October 7, 2014, in the event of termination without cause within 12 months of a change in control, all outstanding options and stock appreciation rights will become fully vested upon termination and shall remain exercisable for a period of 12 months following termination, but not beyond the original expiration date of the award and all restrictions will lapse with respect to outstanding shares of restricted stock as of the date of the date of termination.

PROPOSAL 2:

NON-BINDING, ADVISORY APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

As required by Section 14A of the Exchange Act, County is conducting a separate shareholder advisory vote to approve the compensation of certain executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, commonly referred to as a “say-on-pay” vote.

The overall objectives of County’s compensation programs have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals. Shareholders are urged to read carefully the “Executive Compensation” section of this Proxy Statement, including the Summary Compensation Table and other related compensation tables and narrative disclosure that describe the compensation of our named executive officers in 2020. The Compensation Committee and our Board of Directors believe that the policies and procedures for determining executive compensation are effective in implementing our compensation philosophy and achieving its goals, and that the compensation of our named executive officers in 2020 reflects and supports these compensation policies and procedures.

The following resolution is submitted for shareholder approval:

“RESOLVED, that County Bancorp, Inc.’s shareholders approve, on an advisory basis, the compensation paid to the company’s named executive officers as described in the section captioned ‘Executive Compensation’ contained in the company’s proxy statement dated April 5, 2021.”

Approval of this resolution requires the votes cast for the proposal to exceed the votes cast against this proposal. While this say-on-pay vote is required, as provided in Section 14A of the Exchange Act, it is not binding on the Compensation Committee or our Board of Directors and may not be construed as overruling any decision by the Compensation Committee or our Board. However, the Compensation Committee will take into account the outcome of the vote when considering future compensation arrangements.

The Board of Directors recommends shareholders vote to approve the overall compensation of our named executive officers, as described in this Proxy Statement, by voting “FOR” this proposal. Proxies properly signed and returned will be voted “FOR” this proposal unless shareholders specify otherwise.

PROPOSAL 3:

NON-BINDING, ADVISORY APPROVAL OF FREQUENCY OF SHAREHOLDER VOTES ON SAY-ON-PAY PROPOSALS

As required by Section 14A of the Exchange Act, County is conducting a separate shareholder vote on the frequency with which shareholders shall conduct an advisory say-on-pay vote on executive compensation, such as proposal 2 above.

The advisory vote on the frequency of say-on-pay votes is a non-binding vote as to how often say-on-pay votes should occur: every year, every two years, or every three years. In addition to those choices, shareholders may also abstain from voting. Section 14A of the Exchange Act requires us to hold an advisory vote on the frequency of say-on-pay votes at least once every six years.

County has not historically provided an opportunity to shareholders to vote on compensation of our named executive officers. In 2021, with the expiration of the County’s emerging growth company status, the Board has implemented a “say-on-pay” vote related to the compensation of our named executive’s during 2020. After careful consideration, our Board of Directors recommends that future shareholder say-on-pay votes be conducted every year. The Board values and encourages constructive input from our shareholders regarding the Company’s compensation philosophy, policies and practices, and believes it is important that such policies and practices are aligned with the best interests of our shareholders. An annual say-on-pay vote will provide the Board and the Compensation Committee with useful information on shareholder sentiment about these important matters on the most frequent and consistent basis.

Although the Board recommends a say-on-pay vote every year, shareholders are not voting to approve or disapprove the Board’s recommendation. Rather, shareholders are being asked to vote on the following resolution:

“RESOLVED, that the shareholders of County Bancorp, Inc. determine, on an advisory basis, that the frequency with which the shareholders shall have an advisory vote on executive compensation set forth in the company’s proxy statement for its annual meeting of shareholders, beginning with the 2021 Annual Meeting of Shareholders, is (i) every one year, (ii) every two years, or (iii) every three years.”

The choice which receives the highest number of votes will be deemed the choice of the shareholders.

While this advisory vote is required, as provided in Section 14A of the Exchange Act, it is not binding on our Compensation Committee or Board of Directors and may not be construed as overruling any decision by the Compensation Committee or the Board. However, the Compensation Committee will take into account the outcome of the vote when determining the frequency of future say-on-pay votes.

The Board of Directors recommends a vote for the every “1 YEAR” frequency alternative. Proxies properly signed and returned will be voted for the every “1 YEAR” frequency unless shareholders specify otherwise. Shareholders are not voting to approve or disapprove the Board of Director’s recommendation. Shareholders may choose among the three choices included in the resolution above, or may abstain from voting on this proposal.

PROPOSAL 4:

APPROVAL OF THE 2021 PLAN

A proposal will be presented at the Annual Meeting to approve the 2021 Plan. The Board adopted the 2021 Plan on March 16, 2021, effective May 18, 2021, subject to shareholder approval. A summary of the material provisions of the 2021 Plan is set forth below. A copy of the 2021 Plan is set forth as Appendix A.

Proposed 2021 Long-Term Incentive Plan

Our Board has adopted the 2021 Plan to promote the long-term financial success of the Company and its subsidiaries by attracting and retaining key employees and other individuals, and directed that the 2021 Plan be submitted for approval by our shareholders. We are submitting the 2021 Plan to our shareholders at this time to:

•	replace our current equity incentive plan, the County Bancorp, Inc. 2016 Long Term Incentive Plan (the “Prior Plan”); and

•	comply with rules relating to incentive stock options under Section 422 of the Internal Revenue Code (the “Code”), which require shareholder approval.

If the 2021 Plan is not approved by our shareholders, it will not be adopted, and we will continue to operate under the Prior Plan until its expiration. In the event the 2021 Plan is not approved and the Prior Plan expires, we believe that higher cash compensation may be required to attract and retain key employees and other individuals.

In determining the number of shares of the Company’s Common Stock to be authorized under the 2021 Plan, the Board considered the effects of our size, number of outstanding shares of the Company’s Common Stock, and employee headcount, and the Board believes that a share reserve of 280,000 shares is appropriate. The Compensation Committee engaged McLagan to assist in determining the appropriate number of shares to reserve under the 2021 Plan (discussed more fully below under “Important Considerations”). Upon shareholder approval of the 2021 Plan, the Prior Plan will be frozen.

Shareholder Approval; Best Practices

If the 2021 Plan is approved by our shareholders, we will not make any new grants of awards under the Prior Plan. The 2021 Plan submitted for approval reflects current practices in equity incentive plans that we consider best practices, such as:

•	Independent Oversight. The 2021 Plan will be administered by the Compensation Committee of the Board, which is comprised of independent members of our Board.

•

Double-Trigger Change in Control Provisions. The change-in-control provisions under the 2021 Plan provide for acceleration of vesting of time-vested awards in the event of a change in control only if the 2021 Plan does not become an obligation of the successor entity or the participant incurs a termination of service without cause or for good reason following the change in control. Performance-vested awards will vest based upon actual Company performance through the date of the change in control.

•

No Evergreen Feature. The number of authorized shares under the 2021 Plan is fixed at 280,000. The 2021 Plan does not include an “evergreen” feature that would cause the number of authorized shares to automatically increase in future years.

•

Conservative Share Recycling Provision. Shares subject to an award under the 2021 Plan will not be available for reuse if such shares are tendered in payment of a stock option, delivered or withheld to satisfy any tax withholding obligation, or not issued upon the settlement of a stock-settled stock appreciation right (SAR) or other award.

•

Minimum Vesting Periods. Stock awards that are vested solely based on continued service must have a vesting period of at one year, with the exception that up to 5% of the share reserve may have a shorter vesting period.

•	Dividends Subject to Vesting. Dividend payments or dividend equivalent payments on shares subject to outstanding awards may only be distributed upon the vesting of the underlying award.

•

Clawback Policy Implementation. All awards under the 2021 Plan, including those granted to our NEOs, will be subject to any applicable law respecting recapture of compensation, including the Company’s clawback policy adopted on March 16, 2021, and as may be in effect from time to time.

•	Holding Period. Future full value awards granted to our NEOs and directors will have a one-year, post-vesting holding period in the award agreements.

•

Forfeiture Provisions. Upon a breach of a restrictive covenant, participants forfeit all outstanding awards (whether vested or unvested) and must repay to the Company any shares or profits realized, within one year prior to the participant’s termination of service and thereafter, from the exercise of awards or subsequent disposition of shares received in connection with the 2021 Plan.

•

Multiple Award Types. The 2021 Plan permits the issuance of stock options, restricted stock units, restricted stock and other types of equity grants, subject to the share limits of the Plan. This breadth of award types will enable the Compensation Committee to tailor awards in light of the accounting, tax and other standards applicable at the time of grant. Historically, these standards have changed over time.

•

Repricing Prohibited. Repricing of stock options and SARs is prohibited without prior shareholder approval, with customary exceptions for stock dividends or splits, reorganizations, recapitalizations and similar events.

•

Discount Stock Options and SARs Prohibited. All stock options and SARs must have an exercise price equal to or greater than the fair market value of our Common Stock on the date the stock option or SAR is granted.

A summary of the material provisions of the 2021 Plan is set forth below. A copy of the 2021 Plan is set forth as Appendix A.

Important Considerations

We have adopted and are recommending that our shareholders approve the 2021 Plan because we believe the design of the plan and the number of shares reserved for issuance are consistent with the interests of our shareholders and good corporate governance practices. In approving the 2021 Plan, our Compensation Committee and Board of Directors considered the following:

•

Burn Rate; Longevity of Authorized Shares. Burn rate, which is a measure of the annual rate at which companies use (or burn) shares available for grant in their equity compensation plans, is an important factor for shareholders concerned about shareholder dilution. The burn rate is defined in terms of the gross number of equity awards granted during a calendar year divided by the weighted average of number of shares of Common Stock outstanding during the year. We believe our current three-year average burn rate of 1.14 percent should be viewed favorably by our shareholders. We do not anticipate a significant increase in our average burn rate going forward.

County Bancorp Burn Rate
	2020	2019	2018
Full Value Awards (FV):	43,725	24,382	16,451
Adjusted Full Value Awards (2x)	87,450	48,764	32,902
Stock Option Awards	58,667	30,495	22,675
Total Granted—Adjusted	146,117	79,259	55,577
Weighted Average Common Shares Outstanding (Basic)	6,531,041	6,747,581	6,704,051
Annual Burn Rate	2.24%	1.17%	0.83%
3 Year Average Burn Rate	1.14%

•

Overhang. Overhang is another measure that is sometimes used to assess the aggregate dilutive impact of equity programs such as the 2021 Plan. Overhang indicates the amount by which existing shareholder ownership would be diluted if the shares authorized for issuance under the 2021 Equity Plan (280,000), coupled with the shares subject to outstanding awards, were issued. As of the date of filing of this proxy statement, there were 25,406 shares remaining for issuance in the 2016 Plan. No additional awards shall be granted from our 2016 Plan following the record date unless the 2021 Plan is not approved by shareholders. The estimated overhang as of the shareholder meeting date of May 18, 2021, taking into account the new 2021 Plan and currently outstanding awards that will vest and settle prior to such date, would be approximately 10.36% percent, as shown in the table below.

(A) Shares available under the 2021 Plan	280,000
(B) Shares underlying outstanding awards as of March 22, 2021
(249,667 stock options and 107,743 full value awards)(1)	357,410
(C) Less: Outstanding awards scheduled to vest prior to May 18, 2021	5,148
(D) Estimated shares underlying outstanding awards as of May 18, 2021	352,262
(E) Estimated total shares authorized or outstanding as of May 18, 2021 (A+D)	632,262
(F) Total shares outstanding (estimated as of May 18, 2021)	6,100,488
(G) Estimated May 18, 2021 Overhang (E divided by F)	10.36%

(1)	The weighted average price and term of options outstanding as of March 22, 2021 was $19.75 and 6.28 years.

General

The 2021 Plan was adopted by our Board to promote the growth, profitability, and long-term financial success of the Company, to provide a means to incentivize officers, other employees, non-employee directors, and other individuals to achieve long-term corporate objectives and to attract, retain, and award such individuals who can and do contribute to such success, to further align the interests of such individuals with those of the Company’s shareholders, and to provide such individuals with an opportunity to acquire shares of the Company’s Common Stock. The 2021 Plan will be administered by the Compensation Committee, which has the authority to select award recipients from the eligible participants, determine the types of awards to be granted, and determine the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards, including any vesting or accelerated vesting requirements or conditions applicable to an award or awards.

The 2021 Plan incorporates a broad variety of cash-based and equity-based incentive compensation elements to provide the Compensation Committee with significant flexibility to appropriately address the requirements and limitations of applicable legal, regulatory and financial accounting standards in a manner mutually consistent with the purposes of the 2021 Plan and shareholder interests.

Subject to permitted adjustments for certain corporate transactions, the maximum number of shares that may be delivered to participants, or their beneficiaries, under the 2021 Plan is 280,000 shares of the Company’s Common Stock. To the extent that any shares of stock covered by an award (including stock awards) under the 2021 Plan expire or are not delivered for any reason, including because the award is forfeited, cancelled, or settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2021 Plan. With respect to stock options for which payment of the exercise price is satisfied by tendering shares of stock of the Company, or by the net exercise of the award, the full number of shares of stock set forth in the award agreement will be counted for purposes of these limitations. Shares covered by stock SARs that are settled in stock, or other awards that are not issued upon settlement, the full number of shares set forth in the award agreement will be deemed issued or delivered for purposes of these limitations. Additionally, shares that are tendered to, or withheld by, the Company to satisfy any tax withholding obligations will be deemed to have been delivered for purposes of these limitations.

The 2021 Plan’s effective date will be May 18, 2021, subject to approval by shareholders. If approved, the 2021 Plan will continue in effect as long as any awards are outstanding; provided, however, that no awards may be granted under the 2021 Plan after the ten-year anniversary of the effective date. Any awards that are outstanding after the tenth anniversary of the effective date shall remain subject to the terms of the 2021 Plan.

The maximum number of shares that may be subject to share-based awards which may be granted to any one director participant during any calendar year shall not exceed 10,000 shares. The foregoing limitations with respect to directors will not apply to cash-based director fees that the director elects to receive in the form of shares or share based units equal in value to the cash-based director fees.

The Compensation Committee may use shares of stock available under the 2021 Plan as the form of payment for grants or rights earned or due under any other compensation plans or arrangements of the Company or a subsidiary, including the plans and arrangements of the Company or a subsidiary assumed in business combinations.

In the event of a corporate transaction involving the stock of the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event which the Committee determines affects the stock such that an adjustment is appropriate to prevent the enlargement or dilution of rights), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event; provided, however, that the Compensation Committee may adjust awards, or prevent the automatic adjustment of awards, to preserve the benefits or potential benefits of the awards.

Except as provided by the Compensation Committee, awards granted under the 2021 Plan are not transferable except as designated by the participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Compensation Committee has the discretion to permit the transfer of awards under the 2021 Plan; provided, however, that such transfers shall be limited to immediate family members of participants, trusts, partnerships, limited liability companies and other entities established for the primary benefit of such family members or to charitable organizations, and as long as such transfers are made without value to the participant and are not made to any third-party financial institution.

If the right to become vested in an award granted under the 2021 Plan to a participant is conditioned on the completion of a specified period of service with the Company or a subsidiary, without achievement of performance measures or other performance conditions being required as a condition of vesting, and without being granted instead of or in exchange for other compensation or awards, then the required period of service for full vesting must be at least one year. This minimum required period of service for full vesting does not apply to stock awards where the aggregate of such grants does not exceed five percent of the total share reserve under the 2021 Plan.

The Compensation Committee may provide a participant with the right to receive dividend payments or dividend equivalent payments on shares subject to outstanding awards provided that such dividend payments or dividend equivalent payments will be withheld or accrued by the Company and only distributed upon the release of restrictions subject to the underlying award. If the underlying award is forfeited, the participant will have no rights to such dividend payments or dividend equivalent payments.

Eligibility

Selected employees and directors of, and service providers to, the Company or its subsidiaries are eligible to become participants in the 2021 Plan, except that non-employees may not be granted incentive stock options. The Compensation Committee will determine the specific individuals who will be granted awards under the 2021 Plan and the type and amount of any such awards.

Options

The Compensation Committee may grant incentive stock options or non-qualified stock options to purchase stock at a specified exercise price. Each award must be pursuant to an award agreement setting forth the terms and conditions of the individual award. Awards of stock options must expire no later than ten (10) years from the date of grant (and no later than five (5) years for incentive stock options granted to a person who beneficially owns 10% or more of the Company’s Common Stock).

The exercise price for any stock option may not be less than the fair market value of the Company’s Common Stock on the date the stock option is granted. In addition, the exercise price of an incentive stock option granted to a person who beneficially owns 10% or more of the Company’s Common Stock at the time of grant, may not be less than 110% of the fair market value of the stock on the date the stock option is granted. The exercise price of a stock option may, however, be higher or lower than the fair market value for a stock option granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. The exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to the Company as consideration for the grant of a replacement stock option with a lower exercise price, except as approved by the Company’s shareholders, as adjusted for corporate transactions described above.

Stock options awarded under the 2021 Plan will be exercisable in accordance with the terms established by the Compensation Committee. Any incentive stock option granted under the 2021 Plan that fails to continue to qualify as an incentive stock option will be deemed to be a non-qualified stock option and the Compensation Committee may unilaterally modify any incentive stock option to disqualify it as an incentive stock option. The full purchase price of each share of stock purchased upon the exercise of any stock option must be paid at the time of exercise of a stock option. Except as otherwise determined by the Compensation Committee, the exercise price of a stock option may be paid in cash, by personal, certified or cashiers’ check, in shares of the Company’s Common Stock (valued at fair market value as of the day of exercise) either via attestation or actual delivery, by other property deemed acceptable by the Compensation Committee, by irrevocably authorizing a third party to sell shares of the Company’s Common Stock and remit a sufficient portion of the proceeds to the Company to satisfy the exercise price and any tax withholding resulting from such exercise price, by payment through a net exercise such that, without the payment of any funds, the participant may exercise the stock option and receive the net number of shares equal in value to the number of shares as to which the stock option is exercised, multiplied by a fraction, the numerator of which is the fair market value less the exercise price, and the denominator of which is the fair market value, or in any combination of the foregoing methods deemed acceptable by the Compensation Committee.

Stock Appreciation Rights

SARs entitle the participant to receive cash or stock equal in value to, or based on the value of, the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Compensation Committee. The exercise price for an SAR may not be less than the fair market value of the stock on the date the SAR is granted, provided, however, that the exercise price may be higher or lower than fair market value for an SAR granted in replacement of an existing award held by an employee or director of, or service provider to, a third party that is acquired by the Company or one of its subsidiaries. SARs shall be exercisable in accordance with the terms established by the Compensation Committee.

Stock Awards

A stock award is a grant of shares of the Company’s Common Stock or a right to receive shares of the Company’s Common Stock, an equivalent amount of cash or a combination thereof in the future. Such awards may include, but are not be limited to, bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units or any other equity-based award as determined by the Compensation Committee. The specific performance measures, performance objectives or period of service requirements are set by the Compensation Committee in its discretion.

Cash Incentive Awards

A cash incentive award is the grant of a right to receive a payment of cash, or the Company’s Common Stock having a value equivalent to the cash otherwise payable, determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Compensation Committee. The Compensation Committee may grant cash incentive awards that may be contingent on achievement of a participant’s performance objectives over a specified period established by the Compensation Committee. The grant of cash incentive awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Compensation Committee. Non-employee directors are ineligible to receive cash incentive awards.

Acceleration

Any awards granted under the 2021 Plan may be subject to acceleration of vesting, to the extent permitted by the Compensation Committee.

Forfeiture

Unless specifically provided to the contrary in the applicable award agreement, if a participant’s service is terminated for cause, any outstanding award held by such participant (whether vested or unvested) will be forfeited immediately and such participant will have no further rights under the award.

Further, except as otherwise provided by the Compensation Committee, if a participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant in any agreement between the participant and the Company or a subsidiary, whether before or after the participant’s termination of service, the participant will forfeit or pay the following to the Company:

•	all outstanding awards granted to the participant under the 2021 Plan, including awards that have become vested or exercisable;

•

any shares held by the participant in connection with the 2021 Plan that were acquired after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service;

•

the profit realized by the participant from the exercise of any stock options and SARs that the participant exercised after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service; and

•

the profit realized by the participant from the sale or other disposition of any shares received by the participant in connection with the 2021 Plan after the participant’s termination of service and within the 12-month period immediately preceding the participant’s termination of service, where such sale or disposition occurs in such similar time period.

Change in Control

Unless otherwise provided in an award agreement, upon the occurrence of a change in control, all stock options and SARs under the 2021 Plan then held by the participant will become fully exercisable immediately if, and all awards will become fully earned and vested immediately if: (i) the 2021 Plan is not an obligation of the successor entity following a change in control; or (ii) the 2021 Plan is an obligation of the successor entity following a change in control and the participant incurs a termination of service without cause or for good reason following the change in control. Performance vested awards will vest at the time of the change in control based upon the greater of the Company’s performance through the date of the change in control or the target performance goal, as determined by the Compensation Committee.

For purposes of the 2021 Plan, a “change in control” generally will be deemed to occur when: (i) any person acquires the beneficial ownership of more than 50% of the voting stock of the Company, except that the acquisition of an interest by a benefit plan sponsored by the Company or a corporate restructuring in which another member of the Company’s controlled group acquires such an interest generally will not be a change in control for purposes of the 2021 Plan; (ii) during any 12-month period, a majority of the Board members serving as of the 2021 Plan’s effective date, or whose election was approved by a vote of two-thirds of the directors then in office, no longer serves as directors; or (iii) the Company combines or merges with another company and, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, less than 50% of the voting stock of the resulting company.

However, a change in control generally will not be deemed to occur solely because more than 50% of the voting stock of the Company is acquired by: (i) a trustee or other fiduciary under one or more Company employee benefit plans; or (ii) any entity that is owned by the Company’s shareholders in the same proportion as their ownership of the Company’s Common Stock.

Further notwithstanding any provision in the foregoing definition of change in control to the contrary, in the event that any award constitutes deferred compensation, and the settlement of, or distribution of benefits under such award is to be triggered by a change in control, then such settlement or distribution shall be subject to the event also constituting a “change in control event” under Code Section 409A.

Amendment and Termination

The Board may at any time amend or terminate the 2021 Plan or any award granted under the 2021 Plan, provided that no amendment or termination may impair the rights of any participant without the participant’s written consent. The Board may not amend the provision of the 2021 Plan to materially increase the original number of shares that may be issued under the 2021 Plan (other than as provided in the 2021 Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2021 Plan, without approval of shareholders. However, the Compensation Committee may amend the 2021 Plan or any award agreement at any time, retroactively or otherwise, to ensure that the 2021 Plan complies with current or future law without shareholder approval, and the Compensation Committee may unilaterally amend the 2021 Plan and any outstanding award, without participant consent, in order to avoid the application of, or to comply with, Section 409A of the Code, and applicable regulations and guidance thereunder.

Clawback Policy

All awards, amounts and benefits received under the 2021 Plan will be subject to potential cancellation, recoupment, rescission, payback or other action in accordance with the terms and conditions of the Company’s clawback policy, adopted on March 16, 20201, and as may be in effect from time to time, or any applicable law even if adopted after the 2021 Plan becomes effective.

U.S. Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2021 Plan.

Non-Qualified Stock Options. The grant of a non-qualified stock option generally will not result in taxable income to the participant. Except as described below, the participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will generally be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the stock option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code).

The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant generally will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss generally will be recognized to the extent that the amount realized is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of: (i) the excess of the fair market value of the shares on the date of exercise over the exercise price; or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and the Company generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss generally will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Stock Appreciation Rights. The grant of an SAR generally will not result in taxable income to the participant. Upon exercise of an SAR, the fair market value of shares received generally will be taxable to the participant as ordinary income and the Company will be entitled to a corresponding deduction. Gains and losses realized by the participant upon disposition of any such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder generally will realize ordinary income in an amount equal to the then fair market value of those shares, and the Company generally will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, generally will also be compensation income to the participant and the Company will be entitled to a corresponding deduction.

Cash Incentive Awards. A participant who has been granted a cash incentive award generally will not realize taxable income at the time of grant, provided that no cash is actually paid at the time of grant. Upon the payment of any cash in satisfaction of the cash incentive award, the participant generally will realize ordinary income in an amount equal to the cash award received and the Company will be entitled to a corresponding deduction.

Withholding of Taxes. The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Compensation Committee, participants may tender cash, have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may not be used to satisfy more than the individual statutory tax rate for each applicable tax jurisdiction.

Change in Control. Any acceleration of the vesting or payment of awards under the 2021 Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under Section 280G of the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 2021 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2021 Plan. The Company strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

*    *    *    *    *

New Plan Benefits

Because the grant of awards under the 2021 Plan is within the discretion of the Compensation Committee, and possibly subject to various performance factors which cannot, as yet, be determined, we cannot determine the dollar value or number of awards that will in the future be received by or allocated to any participant in the 2021 Plan. If the 2021 Plan is approved by our shareholders, the 2021 director grants (each with a grant date value of approximately $10,000) will be made under the 2021 Plan. If the 2021 Plan is not approved, such grants will be made under the 2016 Plan. No individual awards have been granted to any employee, director or service provider under the 2021 Plan that are contingent on the approval of the Company’s shareholders. For information regarding awards issued to the Company’s named executive officers during 2020, please see the Summary Compensation Table in this Proxy Statement.

Equity Compensation Plans

The following table sets forth information regarding County’s equity compensation plans as of December 31, 2020.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights(1) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders(2)	316,523	$19.75	46,637
Equity compensation plans not approved by security holders	—	—	—

Total	316,523	$19.75	46,637

(1)	The weighted average exercise price only relates to 249,667 options.
(2)

Column (a) reflects 249,667 options and 66,856 restricted stock units outstanding under our 2016 Long Term Incentive Plan and our 2012 Equity Incentive Compensation Plan and column (c) reflects the remaining share reserve under our 2016 Long Term Incentive Plan.

Board Recommendation

The Board of Directors recommends a vote “FOR” the approval of the 2021 Plan, as described in this Proxy Statement. Proxies properly signed and returned will be voted “FOR” this proposal unless shareholders specify otherwise.

PROPOSAL 5:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

County’s independent registered public accounting firm for the fiscal year ended December 31, 2020 was Plante. County’s Audit Committee has also appointed Plante as its independent registered public accounting firm for the fiscal year ending December 31, 2021. Although County’s shareholders are not required to vote on the appointment of County’s independent registered public accounting firm, it is presenting this selection to its shareholders for ratification. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the Board of Directors’ appointment of Plante as County’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Even if the appointment of Plante is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Plante and to engage another firm if the Audit Committee determines such action is necessary or desirable. If the appointment of Plante is not ratified, the Audit Committee will reconsider the appointment, but also may decide to maintain the appointment. County has been advised by Plante that they are independent certified public accountants with respect to County within the meaning of the Exchange Act and the rules and regulations promulgated thereunder.

Representatives of Plante are expected to attend the virtual Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.

The Board of Directors recommends a vote “FOR” the ratification of Plante as County’s independent registered public accounting firm for the fiscal year ending December 31, 2021. Proxies properly signed and returned will be voted “FOR” this proposal unless shareholders specify otherwise.

For services rendered in 2020 and 2019 by Plante, the following fees were billed for the audit of County’s annual consolidated financial statements for the years ended December 31, 2020 and December 31, 2019, and for other services:

Fees	2020	2019
Audit fees (1)	$267,471	$425,869
Audit-related fees (2)	14,582	2,500

Total	$282,052	$428,369

(1)

Audit fees consist of fees billed for professional services rendered for the audit of County’s consolidated annual financial statements and services that are normally provided by Plante in connection with statutory and regulatory filings or engagements (including attest services required by FDICIA).

(2)

Audit-related fees consist of professional services incurred related to expanded audit services associated with County’s Form S-3 and Form S-4 filings and the issuance of County’s subordinated debentures.

The Audit Committee approves all engagements of independent auditors in advance, including approval of related fees and an annual budget for projects and fees. Items that are not covered under the budget or fees that exceed the budget require approval by the Audit Committee prior to payment. All of the services described above in 2020 and 2019 were pre-approved.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In this context, and in accordance with its charter, the Audit Committee has reviewed and discussed County’s audited financial statements for the fiscal year ended 2020 with management of County. During these discussions, management represented to the Audit Committee that County’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles. In addition, the Audit Committee has discussed with Plante, County’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also has received the written disclosures and the letter from Plante required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountants communications with the Audit Committee concerning independence, and has discussed with Plante the firm’s independence from County and its management. The Audit Committee has, on a continuing basis, considered the possibility of a conflict of interest arising as a result of Plante performing independent audit services and other non-audit services. The Board of Directors is satisfied that the audit services have been provided in compliance with adequate standards for independence.

Based on its review and discussions with management and the auditors, the Audit Committee has recommended to the Board of Directors, and the Board of Directors subsequently approved the recommendation, that the audited consolidated financial statements of County be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Submitted by the Audit Committee:

Patrick J. Roe, Chairman

Jacob B. Eisen

Edson P. Foster

Robert E. Matzke

Andrew J. Steimle

Vicki L. Tandeski

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

General. The Audit Committee reviews all “related party transactions” for potential conflict of interest situations and approves such transactions. However, the Audit Committee is not responsible for reviewing and approving related party transactions that are reviewed and approved by another independent body of the Board of Directors. In approving or rejecting any related party transactions, the Audit Committee considers, among other things, the material facts of the transaction, including, but not limited to, whether the transaction is on the terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. A “related party transaction” is a transaction required to be disclosed under Item 404 of Regulation S-K under the Securities Act of 1933, as amended. The Audit Committee’s policies and procedures for evaluating related party transactions are set forth in writing in its charter.

The following is a description of transactions in the years ended December 31, 2020 and 2019, to which we have been a party or will be a party, in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers or directors, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under “Executive Compensation” and “Proposal:1 Election of Directors—Director Compensation.”

Loans and Extensions of Credit. The Sarbanes-Oxley Act generally prohibits loans to executive officers and directors of public companies. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors in compliance with federal banking regulations. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured institutions must be made in the ordinary courses of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Bank and must not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of our loans to our directors, executive officers and their related entities was $2.2 million and $4.1 million at December 31, 2020 and 2019, respectively. These loans were originated in compliance with applicable federal regulations and, as of December 31, 2020, were performing according to their original terms.

Other Transactions. Christopher Schneider, the brother of Timothy J. Schneider, our President and a director, received compensation of approximately $246,000 in 2020 and $215,000 in 2019, in his capacity for the Bank as a Vice President-Senior Agricultural Banking Officer.

OTHER MATTERS

Shareholders may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2020, at no cost by writing or calling County Bancorp, Inc., Attention: Mark A. Miller, Secretary, 2400 South 44th Street, P.O. Box 700, Manitowoc, Wisconsin 54221-0700, telephone number (920) 686-5692.

Shareholder Proposals

Proposals intended for inclusion in the proxy statement for next year’s annual meeting of shareholders must be in writing and must be received by the Secretary of County at 2400 South 44th Street, P.O. Box 700, Manitowoc, Wisconsin 54221-0700 no later than December 6, 2021. To be considered for inclusion in County’s proxy statement and proxy form for an annual meeting, the shareholder proposal must be submitted on a timely basis and the proposal and proponent thereof must meet the requirements established by the SEC for shareholder proposals.

In addition, County’s Bylaws provide that a shareholder wishing to nominate a candidate for election to the Board of Directors or to have any other matter considered by the shareholders at the annual meeting must give County written notice of such proposal, together with specified accompanying information, not less than ninety (90) days prior to the annual meeting in order to be considered at the meeting. Each notice of nomination or proposal must contain the name and address of the shareholder, the number of shares held of record by the shareholder, the date on which the shareholder acquired such shares, and, as applicable, background information about the proposed nominee or a description of the proposed business to be brought before the meeting. However, such proposals will not be included in County’s 2022 annual meeting proxy statement unless they further comply with the requirements set forth in the paragraph above. The 2022 annual meeting of shareholders is tentatively scheduled for Tuesday, May 17, 2022, so any proposal and related information must be received no later than February 16, 2022. The purpose of this provision of the Bylaws is to assure adequate notice of and information regarding any such matter as to which shareholder action may be sought. No nominees or proposals have been received to date relating to the Annual Meeting.

By Order of the Board of Directors

Mark A. Miller Secretary County Bancorp, Inc.

APPENDIX A:

COUNTY BANCORP, INC. 2021 LONG-TERM INCENTIVE PLAN

COUNTY BANCORP, INC.

2021 LONG-TERM INCENTIVE PLAN

Article 1

INTRODUCTION

Section 1.1 Purpose, Effective Date and Term. The purpose of this County Bancorp, Inc. 2021 Long-Term Incentive Plan is to: (a) promote the growth, profitability and long-term financial success of County Bancorp, Inc. and its Subsidiaries; (b) incentivize officers, other employees, non-employee directors, and other service providers of the Company and its Subsidiaries to achieve long-term corporate objectives; (c) attract and retain officers, other employees, non-employee directors, and other service providers who can and do contribute to such financial success, and to further align their interests with those of the Company’s Shareholders; and (d) provide such individuals with an opportunity to acquire Shares of the Company’s common stock. The “Effective Date” of the Plan is May 18, 2021, the date of the approval of the Plan by the Shareholders. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted after the 10-year anniversary of the Effective Date.

Section 1.2 Participation. Each employee and director of, and service provider (with respect to which issuances of securities may be registered under Form S-8) to, the Company and each Subsidiary who is granted, and currently holds, an Award in accordance with the provisions of the Plan shall be a “Participant” in the Plan. Award recipients shall be limited to employees and directors of, and service providers (with respect to which issuances of securities may be registered under Form S-8) to, the Company and its Subsidiaries; provided, however, that an Award (other than an ISO) may be granted to an individual prior to the date on which he or she first performs services as an employee, director or service provider, provided that such Award does not become vested prior to the date such individual commences such services.

Section 1.3 Definitions. Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Article 8).

Article 2

AWARDS

Section 2.1 General. Any Award may be granted singularly, in combination with another Award (or Awards), or in tandem whereby the exercise or vesting of one Award held by a Participant cancels another Award held by the Participant. Each Award shall be subject to the provisions of the Plan and such additional provisions as the Committee may provide with respect to such Award and as may be evidenced in the Award Agreement. Subject to the provisions of Section 3.4(b), an Award may be granted as an alternative to or replacement of an existing award under the Plan, any other plan of the Company or a Subsidiary, a Predecessor Plan, or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or a Subsidiary, including the plan of any entity acquired by the Company or a Subsidiary. The types of Awards that may be granted include the following:

(a) Stock Options. A stock option represents the right to purchase Shares at an exercise price established by the Committee. Any stock option may be either an ISO or a nonqualified stock option that is not intended to be an ISO. No ISOs may be (i) granted after the 10-year anniversary of the Effective Date or (ii) granted to a non-employee. To the extent the aggregate Fair Market Value (determined at the time of grant) of Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, the stock options or portions thereof that exceed such limit shall be treated as nonqualified stock options. Unless otherwise specifically provided by the Award Agreement, any stock option granted under the Plan shall be a nonqualified stock option. All or a portion of any ISO granted under the Plan that does not qualify as an ISO for any reason shall be deemed to be a nonqualified stock option. In addition, any ISO granted under the Plan may be unilaterally modified by the Committee to disqualify such stock option from ISO treatment such that it shall become a nonqualified stock option.

(b) Stock Appreciation Rights. A stock appreciation right (an “SAR”) is a right to receive, in cash, Shares or a combination of both (as shall be reflected in the respective Award Agreement), an amount equal to or based upon the excess of (i) the Fair Market Value at the time of exercise of the SAR over (ii) an exercise price established by the Committee.

(c) Stock Awards. A stock award is a grant of Shares or a right to receive Shares (or their cash equivalent or a combination of both, as shall be reflected in the respective Award Agreement) in the future, excluding Awards designated as stock options, SARs or cash incentive awards by the Committee. Such Awards may include bonus shares, stock units, performance shares, performance units, restricted stock, restricted stock units, deferred stock units or any other equity-based Award as determined by the Committee.

(d) Cash Incentive Awards. A cash incentive award is the grant of a right to receive a payment of cash (or Shares having a value equivalent to the cash otherwise payable, excluding Awards designated as stock options, SARs or stock awards by the Committee, all as shall be reflected in the respective Award Agreement) determined on an individual basis or as an allocation of an incentive pool that is contingent on the achievement of performance objectives established by the Committee.

Section 2.2 Exercise of Stock Options and SARs. A stock option or SAR shall be exercisable in accordance with such provisions as may be established by the Committee; provided, however, that a stock option or SAR shall expire no later than 10 years after its grant date (five years in the case of an ISO granted to a 10% Shareholder). The exercise price of each stock option and SAR shall be not less than 100% of the Fair Market Value on the grant date (or, if greater, the par value of a Share); provided, however, that the exercise price of an ISO shall not be less than 110% of Fair Market Value on the grant date in the case of a 10% Shareholder; and provided, further, that, to the extent permitted under Code Section 409A, and subject to Section 3.4(b), the exercise price may be higher or lower in the case of stock options and SARs granted in replacement of existing awards held by an employee, director or service provider granted by an acquired entity or under a Predecessor Plan. The payment of the exercise price of a stock option shall be by cash or, subject to limitations imposed by applicable law, by any of the following means unless otherwise determined by the Committee from time to time: (a) by tendering, either actually or by attestation, Shares acceptable to the Committee and valued at Fair Market Value as of the day of exercise; (b) by irrevocably authorizing a third party, acceptable to the Committee, to sell Shares acquired upon exercise of the stock option and to remit to the Company no later than the third business day following exercise of a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (c) by payment through a net exercise such that, without the payment of any funds, the Participant may exercise the option and receive the net number of Shares equal in value to (i) the number of Shares as to which the option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value (on the date of exercise) less the exercise price, and the denominator of which is such Fair Market Value (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); (d) by personal, certified or cashiers’ check; (e) by other property deemed acceptable by the Committee or (f) by any combination thereof.

Section 2.3 Minimum Vesting Period. If the right to become vested in an Award granted to an employee Participant is conditioned on the completion of a specified period of service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives (whether or not related to the performance measures) being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, or other Awards, then the required period of service for full vesting shall not be less than one (1) year (subject to acceleration of vesting, to the extent permitted by the Committee, as provided herein); provided, however, that the required period of service for full vesting with respect to stock awards shall not apply to Awards that do not in the aggregate exceed 5% of the total Share reserve set forth in
Section 3.2(a).

Section 2.4 Dividends and Dividend Equivalents. Any Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Shares subject to the Award, which payments may be made currently or credited to an account for the Participant, may be settled in cash or Shares and may be subject to terms or provisions similar to the underlying Award or such other terms and conditions as the Committee may deem appropriate; provided that in no event may such payments or deliveries be made unless and until the Award to which they relate vests.

Section 2.5 Forfeiture of Awards. Unless specifically provided to the contrary in an Award Agreement, upon notification of Termination of Service for Cause, any outstanding Award held by a Participant, whether vested or unvested, shall terminate immediately, such Award shall be forfeited and the Participant shall have no further rights thereunder.

Section 2.6 Deferred Compensation. The Plan is, and all Awards are, intended to be exempt from (or, in the alternative, to comply with) Code Section 409A, and each shall be construed, interpreted and administered accordingly. The Company does not guarantee that any benefits that may be provided under the Plan will satisfy all applicable provisions of Code Section 409A. If any Award would be considered “deferred compensation” under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the applicable Award Agreement, without the consent of the Participant, to avoid the application of, or to maintain compliance with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section 2.6 shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award shall be deemed to constitute the Participant’s acknowledgment of, and consent to, the rights of the Committee under this Section 2.6, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of the Plan or pursuant to an Award Agreement shall not be applicable to an Award that is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Article 3

SHARES SUBJECT TO PLAN

Section 3.1 Available Shares. The Shares with respect to which Awards may be granted shall be Shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including Shares purchased in the open market or in private transactions.

Section 3.2 Share Limitations.

(a) Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of Shares that may be delivered under the Plan shall be 280,000 Shares (all of which may be granted as ISOs and all of which may be granted as full value awards). The maximum number of Shares available for delivery under the Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4. For purposes of this Section 3.2, tandem Awards shall not be double-counted and Awards payable solely in cash shall not be counted. As of the Effective Date, no new awards will be granted under the Predecessor Plan; provided, however, for the avoidance of doubt, that all existing awards granted under such Predecessor Plan prior to the Effective Date will remain in full force and effect and will continue to be governed by the terms of the Predecessor Plan and the award agreements thereunder.

(i) To the extent any Shares covered by an Award under the Plan or the Predecessor Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited (including unvested stock awards), canceled, or settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and shall again become eligible for delivery under the Plan.

(ii) With respect to SARs that are settled in Shares, the full number of covered Shares set forth in the Award Agreement shall be counted for purposes of determining the maximum number of Shares available for delivery under the Plan.

(iii) If the exercise price of any stock option granted under the Plan is satisfied by tendering Shares to the Company (whether by actual delivery or by attestation and whether or not such surrendered Shares were acquired pursuant to an award) or by the net exercise of the award, the full number of covered Shares set forth in the Award Agreement shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan.

(b) Reuse of Shares. If any Award under the Plan, or any outstanding award granted under the Predecessor Plan (a “Predecessor Plan Award”), is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, except by reason of the exercise of a tandem Award or a tandem Predecessor Plan Award, or if Shares pursuant to an Award or a Predecessor Plan Award are forfeited pursuant to applicable restrictions, or if payment in respect of an Award or a Predecessor Plan Award is made to the Participant or Predecessor Plan Award holder in the form of cash, cash equivalents or property other than Shares, the number of Shares subject thereto shall again be available for purposes of the Plan. Notwithstanding the foregoing, the following Shares shall not become available for purposes of the Plan: (i) Shares previously owned or acquired by the Participant that are delivered to the Company, or withheld from an Award or a Predecessor Plan Award, to pay the exercise price; (ii) Shares that are delivered or withheld for purposes of satisfying a tax withholding obligation; or (iii) Shares reserved for issuance upon the grant of an SAR or a Predecessor Plan Award consisting of an SAR that exceed the number of Shares actually issued upon exercise.

Section 3.3 Limitations on Grants to Director Participants. The following limitations shall apply with respect to Awards to Director Participants:

(i) Stock Options and SARs. The maximum number of Shares that may be subject to stock options or SARs granted to any one Director Participant during any calendar year shall be 10,000.

(ii) Stock Awards. The maximum number of Shares that may be subject to stock awards that are granted to any one Director Participant during any calendar year shall be 10,000.

(iii) Cash Incentive Awards and Stock Awards Settled in Cash. Director Participants shall not be granted Cash Incentive Awards.

(iv) Director Election. The foregoing limitations shall not apply to cash-based Director fees that the Director elects to receive in the form of Shares or Share based units equal in value to the cash-based Director fee.

Section 3.4 Corporate Transactions; No Repricing.

(a) Adjustments. To the extent permitted under Code Section 409A, and to the extent applicable, in the event of a corporate transaction involving the Company or the Shares (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, or other similar event which the Committee determines affects the Shares such that an adjustment pursuant to this Section 3.4(a) is appropriate to prevent the enlargement or dilution of rights), all outstanding Awards, the number of Shares available for delivery under the Plan under Section 3.2 and each of the specified limitations set forth in Section 3.3 shall be adjusted automatically to proportionately and uniformly reflect such transaction; provided, however, that, subject to Section 3.4(b), the Committee may otherwise adjust Awards (or prevent such automatic adjustment) as it deems necessary, in its sole discretion, to preserve the benefits or potential benefits of the Awards and the Plan. Action by the Committee under this Section 3.4(a) may include: (i) adjustment of the number and kind of shares that may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding stock options and SARs; and (iv) any other adjustments that the Committee determines to be equitable (which may include (A) replacement of an Award with another award that the Committee determines has comparable value and that is based on stock of a company resulting from a corporate transaction, and (B) cancellation of an Award in return for cash payment of the current value of the Award, determined as though the Award were fully vested at the time of payment, provided that in the case of a stock option or SAR, the amount of such payment shall be the excess of the value of the stock subject to the option or SAR at the time of the transaction over the exercise price, and provided, further, that no such payment shall be required in consideration for the cancellation of the Award if the exercise price is greater than or equal to the value of the stock at the time of such corporate transaction).

(b) No Repricing. Notwithstanding any provision of the Plan to the contrary, no adjustment or reduction of the exercise price of any outstanding stock option or SAR in the event of a decline in Stock price shall be permitted without approval by the Shareholders or as otherwise expressly provided under Section 3.4(a). The foregoing prohibition includes (i) reducing the exercise price of outstanding stock options or SARs, (ii) cancelling outstanding stock options or SARs in connection with the granting of stock options or SARs with a lower exercise price to the same individual, (iii) cancelling stock options or SARs with an exercise price in excess of the current Fair Market Value in exchange for a cash or other payment, and (iv) taking any other action that would be treated as a repricing of a stock option or SAR under the rules of the primary securities exchange or similar entity on which the Shares are listed.

Section 3.5 Delivery of Shares. Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a) Compliance with Applicable Laws. Notwithstanding any provision of the Plan to the contrary, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws and the applicable requirements of any securities exchange or similar entity.

(b) No Certificates Required. To the extent that the Plan provides for the delivery of Shares, the delivery may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any securities exchange or similar entity.

Article 4

CHANGE IN CONTROL

Section 4.1 Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of Shares), and except as otherwise provided in the Plan or in any Award Agreement, at the time of a Change in Control:

(a) Subject to any forfeiture and expiration provisions otherwise applicable to the respective Awards, all stock options and SARs under the Plan then held by the Participant shall become fully exercisable immediately if, and all stock awards and cash incentive awards under the Plan then held by the Participant shall become fully earned and vested immediately if, (i) the Plan and the respective Award Agreements are not the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control or (ii) the Plan and the respective Award Agreements are the obligations of the entity, whether the Company, a successor thereto or an assignee thereof, that conducts following a Change in Control substantially all of the business conducted by the Company and its Subsidiaries immediately prior to such Change in Control and the Participant incurs a Termination of Service without Cause or by the Participant for Good Reason following such Change in Control.

(b) Notwithstanding the foregoing provisions of this Section 4.1, if the vesting of an outstanding Award is conditioned upon the achievement of performance measures, then such Awards shall be earned and vested immediately on the date of the Change in Control, based upon the greater of (i) actual performance through the date of the Change in Control; or (ii) target level performance, in each case as determined by the Committee.

Section 4.2 Definition of Change in Control.

(a) “Change in Control” has the meaning set forth for such term in the Participant’s employment agreement (or other similar agreement) with the Company or a Subsidiary, provided that the Award does not constitute Deferred Compensation (in which case, the definition in effect as of the date of grant of the Award shall control); or, if the Participant’s agreement lacks such definition or the Participant has not entered into such an agreement, means the first to occur of the following:

(i) Individuals who, on the Effective Date, constitute the Board (the “Incumbent Directors”) cease during any 12 month period, for any reason, to constitute at least a majority of the Board; provided, that any person becoming a director subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director;

(ii) Any Person is or becomes a “beneficial owner” (as defined in Exchange Act Rule 13d-3), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (i) by the Company or any Subsidiary; (ii) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (iii) by any underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) pursuant to a “Non-Qualifying Transaction” (as defined in paragraph (iii), below); or

(iii) The consummation of a merger, consolidation, statutory share exchange, sale of all or substantially all of the Company’s assets, a plan of liquidation or dissolution of the Company or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Transaction”), unless immediately following such Business Transaction: (i) 50% or more of the total voting power of (A) the corporation resulting from such Business Transaction (the “Surviving Corporation”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Transaction (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Transaction), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Transaction; (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation); and (iii) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Transaction were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Transaction (any Business Transaction that satisfies all of the criteria specified in (i), (iii) and (iii) above shall be deemed to be a “Non-Qualifying Transaction”).

(b) Notwithstanding any provision in the foregoing definition of Change in Control to the contrary, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such Person, a Change in Control of the Company shall then occur.

(c) Further notwithstanding any provision in the foregoing definition of Change in Control to the contrary, in the event that any Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under such Award is to be triggered by a Change in Control, then such settlement or distribution shall be subject to the event constituting the Change in Control also constituting a “change in control event” under Code Section 409A.

Article 5

COMMITTEE

Section 5.1 Administration. The authority to control and manage the operation and administration of the Plan shall be vested in the Committee in accordance with this Article 5. The Committee shall be selected by the Board, provided that the Committee shall consist of two or more members of the Board, each of whom is a “non-employee director” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) and an “independent director” (within the meaning of the rules of the securities exchange which then constitutes the principal listing for the Stock), in each case to the extent required by the Exchange Act or the applicable rules of the securities exchange which then constitutes the principal listing for the Stock, respectively. Subject to the applicable rules of any securities exchange or similar entity, if the Committee does not exist, or for any other reason determined by the

Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

Section 5.2 Powers of Committee. In connection with controlling and managing the operation and administration of the Plan, the Committee will have the authority in its sole discretion to:

(a) exercise all of the powers granted to it under the Plan;

(b) construe, interpret and implement the Plan and all Award Agreements;

(c) prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing the Committee’s own operations;

(d) make all determinations necessary or advisable in administering the Plan;

(e) correct any defect, supply any omission and reconcile any inconsistency in the Plan;

(f) amend the Plan to reflect changes in applicable law;

(g) grant, or recommend to the Board for approval to grant, Awards and determine who will receive Awards, when such Awards will be granted and the terms of such Awards, including setting forth provisions with regard to the effect of a Termination of Service on such Awards and conditioning the vesting of, or the lapsing of any applicable vesting restrictions or other vesting conditions on, Awards upon the attainment of performance goals and/or upon continued service;

(h) subject to Section 6.1 and as permitted under Code Section 409A, amend any outstanding Award Agreement in any respect, including, without limitation, to:

(i) accelerate the time or times at which the Award becomes vested, unrestricted or may be exercised (and, in connection with such acceleration, the Committee may provide that any Shares acquired pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award);

(ii) accelerate the time or times at which Shares are delivered under the Award (and, without limitation on the Committee’s rights, in connection with such acceleration, the Committee may provide that any Shares delivered pursuant to such Award will be restricted shares, which are subject to vesting, transfer, forfeiture or repayment provisions similar to those in the Participant’s underlying Award);

(iii) waive or amend any goals, restrictions, vesting provisions or conditions set forth in such Award Agreement, or impose new goals, restrictions, vesting provisions and conditions; or

(iv) reflect a change in the Participant’s circumstances (e.g., a change to part-time employment status or a change in position, duties or responsibilities); and

(i) determine at any time whether, to what extent and under what circumstances and the method or methods:

(i) Awards may be (A) settled in cash, Shares, other securities, other Awards or other property (in which event, the Committee may specify what other effects such settlement will have on the Participant’s Award, including the effect on any repayment provisions under the Plan or Award Agreement); (B) exercised; or (C) canceled, forfeited or suspended;

(ii) Shares, other securities, other Awards or other property and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant thereof or of the Committee;

(iii) to the extent permitted under applicable law, loans (whether or not secured by Shares) may be extended by the Company with respect to any Awards;

(iv) Awards may be settled by the Company, any of its Subsidiaries or affiliates or any of their designees; and

(v) the exercise price for any stock option (other than an ISO, unless the Committee determines that such a stock option will no longer constitute an ISO) or SAR may be reset.

Section 5.3 Delegation by Committee. Except to the extent prohibited by applicable law, the applicable rules of any securities exchange or similar entity, the Plan, the charter of the Committee, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Exchange Act, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Plan to any person or persons selected by it. The acts of such delegates shall be treated under the Plan as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4 Information to be Furnished to Committee. As may be permitted by applicable law, the Company and each Subsidiary shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties under the Plan. The records of the Company and each Subsidiary as to an employee’s or Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive with respect to all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan shall furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5 Expenses and Liabilities. All expenses and liabilities incurred by the Committee in the administration and interpretation of the Plan or any Award Agreement shall be borne by the Company. The Committee may employ attorneys, consultants, accountants or other persons in connection with the administration and interpretation of the Plan, and the Company, and its officers and directors, shall be entitled to rely upon the advice, opinions and valuations of any such persons.

Article 6

AMENDMENT AND TERMINATION

Section 6.1 General. Unless otherwise determined by the Board, Shareholder approval of any amendment or termination of the Plan will be obtained only to the extent necessary to comply with any applicable laws, regulations or rules of a securities exchange on which the Shares are traded or self-regulatory agency, and subject to the foregoing, the Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement; provided, however, that no amendment or termination may (except as provided in Section 2.6, Section 3.4 and Section 6.2), in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), impair the rights of any Participant or beneficiary under any Award granted prior to the date such amendment or termination is adopted by the Board; and provided, further, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan; (b) materially increase the aggregate number of securities that may be delivered under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) immediately above is approved by the Shareholders.

Section 6.2 Amendment to Conform to Law. Notwithstanding any provision of the Plan or an Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or the Award Agreement to any applicable law. By accepting an Award, the Participant shall be deemed to have acknowledged and consented to any amendment to an Award made pursuant to this Section 6.2, Section 2.6 or Section 3.4 without further consideration or action.

Article 7

GENERAL TERMS

Section 7.1 No Implied Rights.

(a) No Rights to Specific Assets. No person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary, including any specific funds, assets, or other property that the Company or a Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, distributable in accordance with the provisions of the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan or an Award Agreement shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to provide any benefits to any person.

(b) No Contractual Right to Employment or Future Awards. The Plan does not constitute a contract of employment, and selection as a Participant shall not give any person the right to be retained in the service of the Company or a Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the Plan. No individual shall have the right to be selected to receive an Award, or, having been so selected, to receive a future Award.

(c) No Rights as a Shareholder. Except as otherwise provided in the Plan, no Award shall confer upon the holder thereof any rights as a Shareholder prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2 Transferability. Except as otherwise provided by the Committee, Awards are not transferable except as designated by the Participant by will or by the laws of descent and distribution or pursuant to a domestic relations order. The Committee shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be limited to immediate family members of Participants, trusts, partnerships, limited liability companies and other entities that are permitted to exercise rights under Awards in accordance with Form S-8 established for the primary benefit of such family members or to charitable organizations; and provided, further, that such transfers shall not be made for value to the Participant and in no event shall any Award be sold, assigned, or transferred to any third-party financial institution.

Section 7.3 Designation of Beneficiaries. A Participant hereunder may file with the Company a designation of a beneficiary or beneficiaries under the Plan and may from time to time revoke or amend any such designation. Any designation of beneficiary under the Plan shall be controlling over any other disposition, testamentary or otherwise; provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant in which case the Company, the Committee and the members thereof shall not have any further liability to anyone.

Section 7.4 Non-Exclusivity. Neither the adoption of the Plan by the Board nor the submission of the Plan to the Shareholders for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable.

Section 7.5 Award Agreement. Each Award shall be evidenced by an Award Agreement. A copy of the Award Agreement, in any medium chosen by the Committee, shall be made available to the Participant, and the Committee may require that the Participant sign a copy of the Award Agreement.

Section 7.6 Form and Time of Elections. Unless otherwise specified in the Plan, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such terms or conditions, not inconsistent with the provisions of the Plan, as the Committee may require.

Section 7.7 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information that the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8 Tax Withholding. All distributions under the Plan shall be subject to withholding of all applicable taxes and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations may be satisfied: (a) through cash payment by the Participant; (b) through the surrender of Shares that the Participant already owns or (c) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that except as otherwise specifically provided by the Committee, such Shares under clause (c) may not be used to satisfy more than the maximum individual statutory tax rate for each applicable tax jurisdiction, or such lesser amount as established by the Company.

Section 7.9 Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company.

Section 7.10 Indemnification. To the fullest extent permitted by law, each person who is or shall have been a member of the Committee or the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an employee of the Company shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her (provided that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf), unless such loss, cost, liability or expense is a result of his or her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 7.11 No Fractional Shares. Unless otherwise permitted by the Committee, no fractional Shares shall be delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Shares or other property shall be delivered or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 7.12 Governing Law. The Plan, all Awards, and all actions taken in connection herewith and therewith shall be governed by and construed in accordance with the laws of the State of Wisconsin without reference to principles of conflict of laws, except as superseded by applicable federal law.

Section 7.13 Benefits Under Other Plans. Except as otherwise provided by the Committee, Awards granted to a Participant (including the grant and the receipt of benefits) shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any qualified retirement plan, nonqualified plan and any other benefit plan maintained by the Participant’s employer.

Section 7.14 Validity. If any provision of the Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal or invalid provision had never been included in the Plan.

Section 7.15 Notice. Unless provided otherwise in an Award Agreement or policy adopted from time to time by the Committee, all communications to the Company provided for in the Plan, or any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile or prepaid overnight courier to the Company at the address set forth below:

County Bancorp, Inc.

860 North Rapids Road

Manitowoc, Wisconsin 54221-0700

Such communications shall be deemed given:

(a) In the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b) In the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c) In the case of facsimile, the date upon which the transmitting party receives confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any communication be deemed to be given later than the date it is actually received, provided it is actually received. In the event a communication is not received, it shall be deemed received only upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service provider. Communications that are to be delivered by facsimile, U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s senior human resources officer and corporate secretary.

Section 7.16 Clawback Policy. Any Award, amount or benefit received under the Plan shall be subject to potential cancellation, recoupment, rescission, payback or other similar action in accordance with any applicable Company clawback policy (the “Policy”) or any applicable law. A Participant’s receipt of an Award shall be deemed to constitute the Participant’s acknowledgment of and consent to the Company’s application, implementation and enforcement of (i) the Policy and any similar policy established by the Company that may apply to the Participant, whether adopted prior to or following the making of any Award and (ii) any provision of applicable law relating to cancellation, rescission, payback or recoupment of compensation, as well as the Participant’s express agreement that the Company may take such actions as are necessary to effectuate the Policy, any similar policy and applicable law, without further consideration or action.

Section 7.17 Breach of Restrictive Covenants. Except as otherwise provided by the Committee, notwithstanding any provision of the Plan to the contrary, if the Participant breaches a non-competition, non-solicitation, non-disclosure, non-disparagement or other restrictive covenant set forth in an Award Agreement or any other agreement between the Participant and the Company or a Subsidiary, whether before or after the Participant’s Termination of Service, in addition to and not in limitation of any other rights, remedies, damages, penalties or restrictions available to the Company under the Plan, an Award Agreement, any other agreement between the Participant and the Company or a Subsidiary, or otherwise at law or in equity, the Participant shall forfeit or pay to the Company:

(a) Any and all outstanding Awards granted to the Participant, including Awards that have become vested or exercisable;

(b) Any Shares held by the Participant in connection with the Plan that were acquired by the Participant after the Participant’s Termination of Service and within the 12-month period immediately preceding the Participant’s Termination of Service;

(c) The profit realized by the Participant from the exercise of any stock options and SARs that the Participant exercised after the Participant’s Termination of Service and within the 12-month period immediately preceding the Participant’s Termination of Service, which profit is the difference between the exercise price of the stock option or SAR and the Fair Market Value of any Shares or cash acquired by the Participant upon exercise of such stock option or SAR; and

(d) The profit realized by the Participant from the sale, or other disposition for consideration, of any Shares received by the Participant in connection with the Plan after the Participant’s Termination of Service and within the 12-month period immediately preceding the Participant’s Termination of Service and where such sale or disposition occurs in such similar time period.

Unless the applicable Award Agreement expressly displaces or limits the Company’s rights under this Section 7.17 with a reference to the same, any forfeiture provision contained in an Award Agreement shall be construed as an additional, non-exclusive remedy in the event of the Participant’s breach of a restrictive covenant.

Article 8

DEFINED TERMS; CONSTRUCTION

Section 8.1 Definitions. In addition to the other definitions contained in the Plan, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a) “10% Shareholder” means an individual who, at the time of grant, owns Company Voting Securities possessing more than 10% of the total combined voting power of the Company Voting Securities.

(b) “Award” means an award under the Plan.

(c) “Award Agreement” means the document that evidences the terms and conditions of an Award. Such document shall be referred to as an agreement regardless of whether a Participant’s signature is required. Each Award Agreement shall be subject to the terms and conditions of the Plan, and, if there is any conflict between the Award Agreement and the Plan, the Plan shall control.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” has the meaning set forth for such term (or a similar term) in the Participant’s employment agreement (or other similar agreement) with the Company or a Subsidiary; or, if the Participant’s agreement lacks such definition or the Participant has not entered into such an agreement, means:

(i) the Participant’s willful and continued failure to substantially perform the Participant’s duties to the Company or a Subsidiary (other than as a result of physical or mental illness or injury);

(ii) the Participant’s conviction of, or the pleading of nolo contender to, embezzlement, fraud or a felony (as evidenced by binding and final judgment, order or decree of a court of competent jurisdiction, in effect after exhaustion of all rights of appeal) or such other crime or legal violation which disqualifies the Participant from serving as an executive officer or director of the Company or a Subsidiary or otherwise substantially impairs the Participant’s ability to perform the Participant’s duties or responsibilities;

(iii) the Participant’s engagement in one or more unsafe or unsound banking practices that have a material adverse effect on the Company or a Subsidiary;

(iv) the Participant’s removal or permanent suspension from banking pursuant to Section 8(e) of the Federal Deposit Insurance Act or any other applicable state or federal law;

(v) the Participant’s breach of a fiduciary responsibility in connection with the Participant’s duties to the Company or a Subsidiary;

(vi) an act or omission by the Participant that leads to a material harm (financial or reputational) to the Company or a Subsidiary in the community;

(vii) a material breach by the Participant of Company or Subsidiary policies as may be in effect from time to time, provided such policies are uniformly applied and enforced; or

(viii) the Participant’s knowing and material violation of any applicable material law or regulation respecting the business of the Company or a Subsidiary that has had, or is reasonably expected to have, a material adverse effect upon the Company or a Subsidiary, on a consolidated basis.

For purposes of the definition set forth in this Section 8.1(e), no act or failure to act, on the Participant’s part, shall be considered willful if it is done, or omitted to be done, by the Participant in good faith and with a reasonable belief that the Participant’s action or omission was in the best interests of the Company or a Subsidiary. In addition, a Termination of Service for Cause shall be deemed to have occurred if, within twelve (12) months of the Termination, facts and circumstances arising during the course of such employment or engagement are discovered that would have warranted a termination for Cause. Further, all rights a Participant has or may have under the Plan shall be suspended automatically during the pendency of any investigation by the Board or its designee or during any negotiations between the Board or its designee and the Participant regarding any actual or alleged act or omission by the Participant of the type described in the applicable definition of “Cause.”

(f) “Change in Control” has the meaning ascribed to it in Section 4.2.

(g) “Code” means the Internal Revenue Code of 1986.

(h) “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder.

(i) “Committee” means the Committee acting under Article 5, and in the event a Committee is not currently appointed, the Board.

(j) “Company” means County Bancorp, Inc., a Wisconsin corporation.

(k) “Company Voting Securities” has the meaning ascribed to it in Section 4.2(a).

(l) “Director Participant” means a Participant who is a member of the Board or the board of directors of a Subsidiary that is not otherwise an employee of the Company or a Subsidiary.

(m) “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, or is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident or health plan covering the Company’s or a Subsidiary’s employees.

(n) “Effective Date” has the meaning ascribed to it in Section 1.1.

(o) “Exchange Act” means the Securities Exchange Act of 1934.

(p) “Fair Market Value” means, as of any date, the officially-quoted closing selling price of the Shares on such date on the principal national securities exchange on which Shares are listed or admitted to trading or, if there have been no sales with respect to Shares on such date, such price on the most immediately preceding date on which there have been such sales, or if the Shares are not so listed or admitted to trading, the Fair Market Value shall be the value established by the Committee in good faith and, to the extent required, in accordance with Code Section 409A and Section 422 of the Code.

(q) “Form S-8” means a Registration Statement on Form S-8 promulgated by the U.S. Securities and Exchange Commission or any successor thereto.

(r) “Good Reason” has the meaning set forth for such term (or a similar term) in the Participant’s employment agreement (or other similar agreement) with the Company or a Subsidiary; or, if the Participant’s agreement lacks such definition or the Participant has not entered into such an agreement, means the occurrence of any one of the following events, unless the Participant agrees in writing that such event shall not constitute Good Reason:

(i) A material and adverse change in the nature or scope of the Participant’s duties and responsibilities (notwithstanding a change in title);

(ii) A material diminution in the Participant’s aggregate compensation without the Participant’s consent; or

(iii) A change, without the Participant’s written consent, in the location of the Participant’s principal place of employment with the Company or a Subsidiary by more than twenty-five (25) miles as of the Effective Date which is not closer to the Participant’s principal residence at the time of relocation.

Notwithstanding any provision of this definition to the contrary, prior to the Participant’s Termination of Service for Good Reason, the Participant must give the Company written notice of the existence of any condition set forth in clause (i) – (iii) immediately above within 90 days of its initial existence and the Company shall have 30 days from the date of such notice in which to cure the condition giving rise to Good Reason, if curable. If, during such 30-day period, the Company cures the condition giving rise to Good Reason, the condition shall not constitute Good Reason. Further notwithstanding any provision of this definition to the contrary, in order to constitute a termination for Good Reason, such termination must occur within 12 months of the initial existence of the applicable condition.

(s) “ISO” means a stock option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.

(t) “Retirement” means a voluntary Termination of Service after a Participant has (i) attained the age of sixty (60); and (ii) completed at least five (5) years of continuous service with the Company or its Subsidiaries.

(u) “Participant” has the meaning ascribed to it in Section 1.2.

(v) “Plan” means the County Bancorp, Inc. 2021 Long-Term Incentive Plan.

(w) “Policy” has the meaning ascribed to it in Section 7.16.

(x) “Predecessor Plan” means the County Bancorp, Inc. 2016 Long Term Incentive Plan.

(y) “SAR” has the meaning ascribed to it in Section 2.1(b).

(z) “Securities Act” means the Securities Act of 1933.

(aa) “Share” means a share of Stock.

(bb) “Shareholders” means the shareholders of the Company.

(cc) “Stock” means the common stock of the Company, $0.01 par value per share.

(dd) “Subsidiary” means any corporation or other entity that would be a “subsidiary corporation,” as defined in Section 424(f) of the Code, with respect to the Company.

(ee) “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an employee and director of, and service provider to the Company and each Subsidiary, regardless of the reason for such cessation, subject to the following:

(i) The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii) The Participant’s cessation as an employee or service provider shall not be deemed to occur by reason of the Participant’s being on a leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s services.

(iii) If, as a result of a sale or other transaction, the Subsidiary for whom the Participant is employed (or to whom the Participant is providing services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an employee or director of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing services.

(iv) A service provider, other than an employee or director, whose services to the Company or a Subsidiary are governed by a written agreement with such service provider shall cease to be a service provider at the time the provision of services under such written agreement ends (without renewal); and such a service provider whose services to the Company or a Subsidiary are not governed by a written agreement with the service provider shall cease to be a service provider on the date that is 90 days after the date the service provider last provides services requested by the Company or a Subsidiary.

(v) Notwithstanding the foregoing, in the event that any Award constitutes Deferred Compensation, the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “separation from service” as defined under Code Section 409A.

Section 8.2 Construction. In the Plan, unless otherwise stated, the following uses apply:

(a) Actions permitted under the Plan may be taken at any time in the actor’s reasonable discretion;

(b) References to a statute shall refer to the statute and any amendments and any successor statutes, and to all regulations promulgated under or implementing the statute, as amended, or its successors, as in effect at the relevant time;

(c) In computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, and including”;

(d) References to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e) Indications of time of day shall be based upon the time applicable to the location of the principal headquarters of the Company;

(f) The words “include,” “includes” and “including” mean “include, without limitation,” “includes, without limitation” and “including, without limitation,” respectively;

(g) All references to articles and sections are to articles and sections in the Plan unless otherwise specified;

(h) All words used shall be construed to be of such gender or number as the circumstances and context require;

(i) The captions and headings of articles and sections appearing in the Plan have been inserted solely for convenience of reference and shall not be considered a part of the Plan, nor shall any of them affect the meaning or interpretation of the Plan or any of its provisions;

(j) Any reference to an agreement, plan, policy, form, document or set of documents, and the rights and obligations of the parties under any such agreement, plan, policy, form, document or set of documents, shall mean such agreement, plan, policy, form, document or set of documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k) All accounting terms not specifically defined in the Plan shall be construed in accordance with GAAP.

COUNTY BANCORP, INC. 2400 S. 44TH STREET MANITOWOC, WI 54220

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ICBK2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 17, 2021. Have your proxy card in hand when you call and then follow the instructions.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D41750-P49853 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUNTY BANCORP, INC.
The Board of Directors recommends you vote FOR ALL the following: 1. Election of Directors		For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Nominees:
01) William C. Censky
02) Wayne D. Mueller
03) Vicki L. Tandeski
04) Gary J. Ziegelbauer
The Board of Directors recommends you vote FOR proposals 2, 4 and 5, and 1 YEAR on proposal 3:		For	Against	Abstain			For	Against	Abstain

2.	To approve, on a non-binding, advisory basis, the compensation of County Bancorp, Inc.’s named executive officers.	☐	☐	☐	5.	To ratify the appointment of Plante & Moran, PLLC as the independent registered public accounting firm for County Bancorp, Inc. for the fiscal year ending December 31, 2021.	☐	☐	☐
	1 Year	2 Years	3 Years	Abstain

3.	To approve, on a non-binding, advisory basis, the frequency with which shareholders will vote on future say-on-pay proposals. ☐	☐	☐	☐	NOTE: Such other business as may properly come before the meeting and all adjournments or postponements thereof.

		For	Against	Abstain

4.	To approve the County Bancorp, Inc. 2021 Long-Term Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]			Date		Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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D41751-P49853

COUNTY BANCORP, INC.

Annual Meeting of Shareholders

May 18, 2021 2:00 PM

This proxy is solicited by the Board of Directors

Timothy J. Schneider, President, and Mark A. Miller, Secretary, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the shareholder signing on the reverse side, with all the powers which such shareholder would possess if personally present, at the Annual Meeting of Shareholders of County Bancorp, Inc. to be held on May 18, 2021 online at www.virtualshareholdermeeting.com/ICBK2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted in the manner directed herein. If no such directions are indicated, the proxies will have authority to vote FOR ALL nominees in Proposal 1, FOR Proposals 2, 4 and 5, and 1 YEAR on Proposal 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side